Exhibit 4.1

Execution Version

ANIXTER INC.
the Company,

ANIXTER INTERNATIONAL INC.
the Guarantor
and
WELLS FARGO BANK, NATIONAL ASSOCIATION
the Trustee
INDENTURE
6.00% Senior Notes Due 2025
Dated as of November 13, 2018

CROSS REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
§310(a)(l)	6.07
(a)(2)	6.07
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	6.07
(b)	6.08; 6.04
§311(a)	6.11
(b)	6.11
§312(a)	7.01;7.02
(b)	7.02
(c)	7.02
§313(a)	7.03
(b)	7.03
(c)	7.03
(d)	7.03
§314(a)	7.04; 10.04
(b)	N.A.
(c)	1.02
(d)	N.A.
(e)	1.02
(f)	N.A.
§315(a)	6.02
(b)	6.01
(c)	6.02
(d)	6.02
(e)	5.14
§316(a)(last sentence)	1.01
(a)(1)(A)	5.12
(a)(l)(B)	5.13
(a)(2)	N.A.
(b)	5.08
(c)	1.04
§317(a)(l)	5.03
(a)(2)	5.04
(b)	10.03
§318(a)	1.08

* This table shall not be deemed a part of the Indenture.
N.A. means not applicable.

TABLE OF CONTENTS
Page
ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01	Rules of Interpretation and Definitions 1

SECTION 1.02	Compliance Certificates and Opinions 12

SECTION 1.03	Form of Documents Delivered to Trustee 12

SECTION 1.04	Acts of Holders; Record Dates 13

SECTION 1.05	Notices, Etc., to Trustee, Company and Guarantor 14

SECTION 1.06	Notice to Holders; Waiver 14

SECTION 1.07	Language of Notices 15

SECTION 1.08	Effect of Headings and Table of Contents 15

SECTION 1.09	Successors and Assigns 15

SECTION 1.10	Separability Clause 15

SECTION 1.11	Benefits of Indenture 15

SECTION 1.12	Governing Law; Jury Trial Waiver 15

SECTION 1.13	Legal Holidays 16

SECTION 1.14	Execution in Counterparts 16

SECTION 1.15	Patriot Act 16

SECTION 1.16	Trust Indenture Act Controls 16

SECTION 1.17	Consent to Jurisdiction. 16

ARTICLE TWO

NOTE FORMS

SECTION 2.01	Forms Generally 17
ARTICLE THREE

THE NOTES

SECTION 3.01	Title and Terms 17

SECTION 3.02	Denominations 18

SECTION 3.03	Execution, Authentication, Delivery and Dating 18

SECTION 3.04	Temporary Notes 19

SECTION 3.05	Registration, Registration of Transfer and Exchange 20

SECTION 3.06	Mutilated, Destroyed, Lost and Stolen Notes 20

SECTION 3.07	Payment of Principal and Interest; Interest Rights Preserved 21

SECTION 3.08	Persons Deemed Owners 22

SECTION 3.09	Cancellation 23

SECTION 3.10	Computation of Interest 23

SECTION 3.11	Transfer and Exchange 23

SECTION 3.12	CUSIP, ISIN and Common Code Numbers 23

SECTION 3.13	Issuance of Additional Notes 23

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 4.01	Satisfaction and Discharge of Indenture 24

SECTION 4.02	Application of Trust Money. 25

ARTICLE FIVE

REMEDIES

SECTION 5.01	Events of Default. 25

SECTION 5.02	Acceleration of Maturity; Rescission and Annulment. 27

SECTION 5.03	Collection of Indebtedness and Suits for Enforcement by Trustee. 28

SECTION 5.04	Trustee May File Proofs of Claim. 28

SECTION 5.05	Trustee May Enforce Claims Without Possession of Notes. 29

SECTION 5.06	Application of Money Collected. 29

SECTION 5.07	Limitation on Suits. 30

SECTION 5.08	Unconditional Right of Holders to Receive Principal, Premium and Interest. 30

SECTION 5.09	Restoration of Rights and Remedies. 30

SECTION 5.10	Rights and Remedies Cumulative. 31

SECTION 5.11	Delay or Omission Not Waiver. 31

SECTION 5.12	Control by Holders. 31

SECTION 5.13	Waiver of Past Defaults. 31

SECTION 5.14	Undertaking for Costs. 32

ARTICLE SIX

THE TRUSTEE

SECTION 6.01	Notice of Defaults. 32

SECTION 6.02	Certain Rights and Obligations of Trustee. 32

SECTION 6.03	Not Responsible for Recitals or Issuance of Notes. 34

SECTION 6.04	May Hold Notes. 35

SECTION 6.05	Money Held in Trust. 35

SECTION 6.06	Compensation and Reimbursement. 35

SECTION 6.07	Corporate Trustee Required; Eligibility. 36

SECTION 6.08	Resignation and Removal; Appointment of Successor. 36

SECTION 6.09	Acceptance of Appointment by Successor. 37

SECTION 6.10	Merger, Conversion, Consolidation or Succession to Business. 38

SECTION 6.11	Preferential Collection of Claims Against Company. 38

SECTION 6.12	Compliance with Tax Laws. 38

SECTION 6.13	Appointment of Authenticating Agent. 38

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE, COMPANY AND GUARANTOR

SECTION 7.01	Company and Guarantor to Furnish Trustee Names and Addresses of Holders. 40

SECTION 7.02	Preservation of Information; Communications to Holders. 40

SECTION 7.03	Reports by Trustee. 40

SECTION 7.04	Reports by Company and the Guarantor. 41

ARTICLE EIGHT

CONSOLIDATION, MERGER, SALE OR TRANSFER

SECTION 8.01	Consolidations, Mergers and Sales Permitted Subject to Certain Conditions. 41

SECTION 8.02	Rights and Duties of Successor Person. 42

SECTION 8.03	Officers’ Certificate and Opinion of Counsel. 42

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 9.01	Supplemental Indentures Without Consent of Holders. 42

SECTION 9.02	Supplemental Indentures with Consent of Holders. 43

SECTION 9.03	Execution of Supplemental Indentures; Opinions. 44

SECTION 9.04	Effect of Supplemental Indentures. 44

SECTION 9.05	Conformity with Trust Indenture Act. 44

SECTION 9.06	Reference in Notes to Supplemental Indentures. 45

ARTICLE TEN

COVENANTS

SECTION 10.01	Payment of Principal, Premium and Interest. 45

SECTION 10.02	Maintenance of Office or Agency. 45

SECTION 10.03	Money for Notes Payments To Be Held in Trust. 45

SECTION 10.04	Statement by Officers as to Default. 46

SECTION 10.05	Restriction on Creation of Secured Debt. 47

SECTION 10.06	Restriction of Sales and Leaseback Transaction. 49

SECTION 10.07	Waiver of Certain Covenants. 49

ARTICLE ELEVEN

REDEMPTION OF NOTES

SECTION 11.01	Applicability of Article. 50

SECTION 11.02	Election to Redeem; Notice to Trustee. 50

SECTION 11.03	Selection by Trustee of Notes to Be Redeemed. 50

SECTION 11.04	Notice of Redemption. 50

SECTION 11.05	Deposit of Redemption Price. 51

SECTION 11.06	Notes Payable on Redemption Date. 51

SECTION 11.07	Notes Redeemed in Part. 52

SECTION 11.08	Redemption at the Election of the Company. 52

SECTION 11.09	Purchase at the Election of Holders on a Change in Control. 52

ARTICLE TWELVE

DEFEASANCE

SECTION 12.01	Applicability of Article; Company’s Option to Effect Defeasance. 53

SECTION 12.02	Defeasance and Discharge. 53

SECTION 12.03	Covenant Defeasance. 54

SECTION 12.04	Conditions of Defeasance. 54

SECTION 12.05	Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous. 55

SECTION 12.06	Reinstatement. 56
ARTICLE THIRTEEN

GUARANTEE AND SUBROGATION

SECTION 13.01	Guarantee. 56

SECTION 13.02	Subrogation. 57

SECTION 13.03	Execution and Delivery of Guarantee. 57

ARTICLE FOURTEEN
CORPORATE OBLIGATION ONLY

SECTION 14.01	Indenture and Notes Solely Corporate Obligations. 57

APPENDIX & EXHIBITS

Rule 144A / Regulation S. Appendix
EXHIBIT 1 to Rule 144A / Regulation S Appendix - Form of Initial Note
EXHIBIT 2 to Rule 144A / Regulation S Appendix - Form of Transferee Letter of Representation

EXHIBIT A - Form of Exchange Note

INDENTURE
INDENTURE, dated as of November 13, 2018, by and among ANIXTER INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), ANIXTER INTERNATIONAL INC., a corporation duly organized and existing under the laws of the State of Delaware and the parent corporation of the Company (the “Guarantor”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Trustee (the “Trustee”).
RECITALS OF THE COMPANY
A.    The Company has duly authorized the execution and delivery of this Indenture to provide for (i) the issuance of 6.00% Senior Notes Due 2025 issued on the date hereof (the “Initial Notes”) and (ii) if and when issued as required by the Registration Rights Agreement, 6.00% Senior Exchange Notes Due 2025 issued in an Exchange Offer in exchange for any Initial Notes (the “Exchange Notes,” and collectively with the Initial Notes, the “Notes”), of substantially the tenor and amount hereinafter set forth.
B.    All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.
RECITALS OF THE GUARANTOR
A.    The Company is a direct subsidiary of the Guarantor and the Guarantor desires to make the Guarantee provided for herein.
B.    All things necessary to make this Indenture a valid agreement of the Guarantor, in accordance with its terms, have been done.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
That, in order to declare the terms and conditions upon which the Notes are authenticated, issued and delivered, and in consideration of the premises and the purchase of the Notes by the Holders (as defined herein) thereof, the Company, the Guarantor and the Trustee covenant and agree with each other, for the benefit of each other and of all Holders from time to time of the Notes, as follows:
ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01    Rules of Interpretation and Definitions

For all purposes of this Indenture and of any supplemental indenture hereto, except as otherwise expressly provided or unless the context otherwise requires:
(1)     the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
(2)    all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;
(3)    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;
(4)    the word “or” is not exclusive;

(5)    the word “including” means including without limitation;
(6)    all references to the date the Notes were originally issued shall refer to the Issue Date;
(7)    all references, in any context, to any interest or other amount payable on or with respect to the Notes shall be deemed to include any Additional Interest (as herein defined) pursuant to the Registration Rights Agreement; and
(8)    words in the singular include the plural and words in the plural include the singular.
This Indenture is subject to the mandatory provisions of the Trust Indenture Act (as herein defined), which are incorporated by reference in and made a part of this Indenture. All other terms used herein which are defined in the Trust Indenture Act (as defined herein), either directly or by reference therein, have the meanings assigned to them therein.
“Act,” when used with respect to any Holder, has the meaning specified in Section 1.04.
“Additional Interest” means all liquidated damages then owing pursuant to the Registration Rights Agreement.
“Additional Interest Notice” has the meaning specified in Section 10.01 of this Indenture.
“Additional Notes” means any Notes issued by the Company pursuant to Section 3.13 of this Indenture.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with the specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of that Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Agent” means any Registrar, Paying Agent, Authenticating Agent, or Notes Custodian.
“Appendix” has the meaning specified in Section 2.01 of this Indenture.
“Applicable Premium” means, with respect to a Note on any date of redemption, the greater of (1) 1.0% of the principal amount of such Note and (2) the excess of (a) the present value at such time of the principal amount that, but for the redemption, would have been payable on the maturity date of the Note, plus all remaining scheduled payments of interest on such Note that, but for the redemption, would have been payable on the Note (but excluding accrued and unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (b) the then outstanding principal amount of such Note.
“Applicable Premium Deficit” has the meaning specified in Section 4.01(1) of this Indenture.
“Applicable Procedures” means, with respect to any payment, tender, redemption, transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such payment, tender, redemption, transfer or exchange.
“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.13 to act on behalf of the Trustee to authenticate the Notes.
“Board of Directors” means either the board of directors of the Company or any duly authorized committee thereof and, with respect to the Guarantor, either the board of directors of the Guarantor or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution delivered to the Trustee that is certified by the Secretary or an Assistant Secretary of the Company or the Secretary or an Assistant Secretary of the Guarantor to have been duly adopted by the applicable Board of Directors and to be in full force and effect on the date of such certification.
“Borrowing Base” means, at any time, an amount equal to the sum of (1) 85% of the book value of the accounts receivable of the Company, the Guarantor and the Restricted Subsidiaries and (2) 70% of the book value of the inventory of the Company, the Guarantor and the Restricted Subsidiaries, in each case, calculated in accordance with GAAP.
“Business Day” when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which the Corporate Trust Office or banking institutions in the Place of Payment are authorized or obligated by law or executive order to close.
“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the date of the Indenture or issued thereafter, including, without limitation, all common stock and preferred stock.
“Cash Equivalents” means:
(1)    United States dollars;
(2)    U.S. Government Obligations having maturities of not more than one year from the date of acquisition;
(3)    marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of “A” or better from either S&P or Moody’s;
(4)    certificates of deposit, demand deposit accounts and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any U.S. commercial bank having capital and surplus in excess of $500 million and a Thomson Bank Watch Rating of “B” or better;
(5)    repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;
(6)    commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition; and
(7)    money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.
“Change of Control” means such time as:
(1)    the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Guarantor and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Guarantor or a Subsidiary;

(2)    a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of the Guarantor on a fully diluted basis;
(3)    the failure of the Guarantor to own 100% of the outstanding Capital Stock of the Company, provided that up to 3% of the outstanding Voting Stock of the Company may be issued or transferred to employees of the Guarantor and its subsidiaries without such issuance or transfer constituting a Change of Control;
(4)    the adoption of a plan relating to the liquidation or dissolution of the Company or the Guarantor; or
(5)    the Company or the Guarantor consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Company or the Guarantor, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or the Guarantor, as applicable, or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (a) the Voting Stock of the Company or the Guarantor, as applicable, outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of Voting Stock of the surviving Person or any direct or indirect parent company of the surviving Person (immediately after giving effect to such issuance) and (b) immediately after such transaction, no “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of 50% or more of the voting power of the Voting Stock of the surviving Person.
“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the United States Securities Exchange Act of 1934, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.
“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.
“Company Request” or “Company Order” means a written request or order delivered to the Trustee that is signed in the name of the Company by its Chairman of the Board, its President or any Vice President, and by its Treasurer, any Assistant Treasurer, its Controller, any Assistant Controller, its Secretary or any Assistant Secretary.
“Consolidated Net Tangible Assets” means, in each case, with respect to the Guarantor (a) the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all liabilities and liability items, except for indebtedness payable by its terms more than one year from the date of incurrence thereof (or renewable or extendable at the option of the obligor for a period ending more than one year after such date of incurrence), capitalized rent, capital stock (including redeemable preferred stock) and surplus, surplus reserves and deferred income taxes and credits and other non-current liabilities, and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount, unamortized expenses incurred in the issuance of debt, and other like intangibles which, in each case, under generally accepted accounting principles in effect on the date of the Indenture would be included on a consolidated balance sheet of the Guarantor and its Restricted Subsidiaries, less (b) loans, advances, equity investments and guarantees (other than accounts receivable arising from the sale of merchandise in the ordinary course of business) at the time outstanding that were made or incurred by the Guarantor and its Restricted Subsidiaries to, in or for Unrestricted Subsidiaries or to, in or for corporations while they were Restricted Subsidiaries and which at the time of computation are Unrestricted Subsidiaries.
“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business in relation to this Indenture shall be principally administered, which office at the date of execution of this

Indenture is located at Wells Fargo Bank, National Association, 600 South Fourth Street, Sixth Floor, MAC N9300-060, Minneapolis, MN 55415 Attn: Corporate Trust Services, and for Agent services such office shall also mean the office or agency of the Trustee at the date hereof located at Corporate Trust Operations, MAC N9300-070, 600 South Fourth Street, Seventh Floor, Minneapolis, MN 55415.
“covenant defeasance” has the meaning specified in Section 12.03.
“Credit Facilities” means, one or more debt facilities, commercial paper facilities, indentures, secured or unsecured capital market financings or other debt issuances, in each case with banks or other institutional lenders or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or other borrowings, capital markets financings or other debt issuances, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including refinancing with any capital markets transaction or otherwise by means of sales of debt securities to institutional investors) in whole or in part from time to time.
“default” has the meaning specified in Section 6.01.
“Defaulted Interest” has the meaning specified in Section 3.07.
“defeasance” has the meaning specified in Section 12.02.
“Depositary” means DTC, its nominees and their respective successors.
“DTC” means The Depository Trust Company.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Notes” has the meaning specified in the first recital of this Indenture.
“Exchange Offer” means the Exchange Offer as defined in the Registration Rights Agreement.
“Exchange Offer Registration Statement” means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.
“Event of Default” has the meaning specified in Section 5.01.
“Funded Debt” means all indebtedness for borrowed money having a maturity of more than 12 months from the date as of which the amount thereof is to be determined; it being understood that debt outstanding under a revolving credit or similar agreement which may be borrowed, repaid and reborrowed (and reimbursement obligations relating to letters of credit) shall not constitute Funded Debt.
“GAAP” means generally accepted accounting principles in the United States as of the date or time of any computation hereunder.
“Global Note” has the meaning specified in the Appendix.
“Guarantee” means the guarantee of the Guarantor set forth in Section 13.01.
“Guarantor” means the Person named as the “Guarantor” in the first paragraph of this Indenture until a successor corporation shall become such pursuant to the applicable provisions of this Indenture, and thereafter “Guarantor” shall mean such successor corporation.
“Holder” means a Person in whose name a Note is registered in the Note Register.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.
“Initial Notes” has the meaning specified in the first recital of this Indenture.
“Initial Purchasers” means (1) with respect to the Initial Notes issued on the Issue Date, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, SunTrust Robinson Humphrey, Inc., HSBC Securities (USA) Inc. and PNC Capital Markets LLC and (2) with respect to each issuance of Additional Notes, the Persons purchasing such Additional Notes under the related Purchase Agreement.
“Interest Payment Date” means June 1 and December 1 of each year, beginning June 1, 2019, to and including the Stated Maturity.
“Issue Date” means November 13, 2018.
“Maturity,” when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, required purchase or otherwise.
“Note Register” and “Note Registrar” have the respective meanings specified in Section 3.05.

“Notes” has the meaning stated in the first recital of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes of this Indenture, including waivers, amendments, redemptions and offers to purchase, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes, any Additional Notes and the Exchange Notes issued in exchange for the Initial Notes and any Additional Notes.
“Offer to Purchase” means an offer to purchase Notes then outstanding by the Company from the holders commenced by mailing or sending a notice to the Trustee and each holder stating:
(1)    that all Notes validly tendered will be accepted for payment;
(2)    the purchase price and the date of purchase (which shall be a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed or sent) (the “Payment Date”);
(3)    that any Note not tendered will continue to accrue interest pursuant to its terms;
(4)    that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;
(5)    that holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled “Option of the Holder to Elect Purchase” on the reverse side of the Note completed, to the paying agent at the address specified in the notice prior to the close of business on the business day immediately preceding the Payment Date (or in accordance with Applicable Procedures if Global Notes);
(6)    that holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the third business day immediately preceding the Payment Date, a facsimile transmission or letter setting forth the name of such holder, the principal amount of Notes delivered for purchase and a statement that such holder is withdrawing his election to have such Notes purchased (or in accordance with Applicable Procedures if Global Notes); and
(7)    that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or through book entry transaction if Global Notes); provided that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.
“Officer” means the Company’s Chairman of the Board, its President or any Vice President, its Treasurer, any Assistant Treasurer, its Controller, any Assistant Controller, its Secretary or any Assistant Secretary.
“Officers’ Certificate” means a certificate delivered to the Trustee that is signed by the Company’s Chairman of the Board, its President or any Vice President, and by its Treasurer, any Assistant Treasurer, its Controller, any Assistant Controller, its Secretary or any Assistant Secretary.
“Opinion of Counsel” means a written opinion of counsel from counsel for the Company or the Guarantor (who may be an employee of the Company or the Guarantor).
“Outstanding,” when used with respect to Notes, means, as of the date of determination, all Notes which are authenticated and delivered under this Indenture, except:
(i)    Notes previously canceled by the Trustee or delivered to the Trustee for cancellation;
(ii)    Notes for whose payment or redemption money in the necessary amount has been previously deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;
(iii)    Notes, except to the extent provided in Sections 12.02 and 12.03, with respect to which the Company has effected defeasance as provided in Article Twelve; and
(iv)    Notes which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;
provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder and for the purpose of making any of the calculations required by the Trust Indenture Act, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee actually knows to be so owned shall be so disregarded.
“Paying Agent” means any Person (including the Company acting in the capacity of Paying Agent) authorized by the Company to pay the principal of, premium (if any), or interest on any Notes on behalf of the Company.
“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or any other entity or government or any agency or political subdivision thereof.

“Place of Payment” when used with respect to the Notes means the Corporate Trust Office, or the place or places where the principal of and any premium and interest on the Notes are payable as specified by the Company pursuant to Section 10.03.
“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.
“Principal Facility” means any land, building, machinery or equipment, or leasehold interests and improvements in respect of the foregoing, owned, on the date of the Indenture or thereafter, by the Guarantor, the Company or a Restricted Subsidiary, which has a gross book value (without deduction for any depreciation reserves) at the date as of which the determination is being made of in excess of one percent of the Consolidated Net Tangible Assets, other than any such land, building, machinery or equipment, or leasehold interests and improvements in respect of the foregoing which, in the opinion of the Board of Directors of the Guarantor (evidenced by a Board Resolution), is not of material importance to the business conducted by the Guarantor and its Subsidiaries taken as a whole.
“Redemption Date,” when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.
“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.
“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Issue Date, among the Company, the Guarantor and the Initial Purchasers and, with respect to any Additional Notes, one or more registration rights agreements among the Company, the Guarantor and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.
“Regular Record Date” has the meaning specified in Section 3.01.
“Responsible Officer,” when used with respect to the Trustee, means the Chairman of the Board of Directors, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers as are assigned by the Trustee to administer this Indenture, respectively, or any other officer to whom any corporate trust matter is referred at the Trustee’s Corporate Trust Office because of that person’s knowledge of and familiarity with the particular subject.
“Restricted Subsidiary” means (a) any Subsidiary other than an Unrestricted Subsidiary and (b) any Subsidiary that was an Unrestricted Subsidiary but which, subsequent to the date of the Indenture, is designated by the Guarantor and the Company (evidenced by a resolution of their respective Boards of Directors) to be a Restricted Subsidiary; provided, however, that the Guarantor and the Company may not designate any such Subsidiary to be a Restricted Subsidiary if the Guarantor or the Company would thereby breach any covenant or agreement contained herein (on the assumption that any transaction to which such Subsidiary was a party at the time of such designation and which would have given rise to Secured Debt or constituted a Sale and Leaseback Transaction at the time it was entered into had such Subsidiary then been a Restricted Subsidiary was entered into at the time of such designation).
“Sale and Leaseback Transaction” means any sale or transfer made by the Guarantor, the Company or one or more Restricted Subsidiaries (except a sale or transfer made to the Guarantor, the Company or one or more Restricted Subsidiaries) of any Principal Facility that (in the case of a Principal Facility which is a building or equipment) has been in operation, use or commercial production (exclusive of test and start-up periods) by the

Guarantor, the Company or any Restricted Subsidiary for more than 180 days prior to such sale or transfer, or that (in the case of a Principal Facility that is a parcel of real property not containing a building) has been owned by the Guarantor, the Company or any Restricted Subsidiary for more than 180 days prior to such sale or transfer, if such sale or transfer is made with the intention of leasing, or as part of an arrangement involving the lease of such Principal Facility to the Guarantor, the Company or a Restricted Subsidiary (except a lease for a period not exceeding 36 months made with the intention that the use of the leased Principal Facility by the Guarantor, the Company or such Restricted Subsidiary will be discontinued on or before the expiration of such period); provided, however, that the creation of any Secured Debt permitted under Section 10.05 shall not be deemed to create or be considered a Sale and Leaseback Transaction.
“Secured Debt” means any indebtedness for money borrowed by, or evidenced by a note or other similar instrument of, the Guarantor, the Company or a Restricted Subsidiary, and any other indebtedness of the Guarantor, the Company or a Restricted Subsidiary on which, by the terms of such indebtedness, interest is paid or payable, including obligations evidenced or secured by leases, installment sales agreements or other instruments (other than indebtedness owed by a Restricted Subsidiary to the Guarantor or the Company, or by a Restricted Subsidiary to another Restricted Subsidiary, or by the Guarantor or the Company to a Restricted Subsidiary), which in any such case is secured by (a) a Security Interest in any property or assets of the Guarantor, the Company or any Restricted Subsidiary, or (b) a Security Interest in any shares of stock owned directly or indirectly by the Guarantor or the Company in a Restricted Subsidiary or in indebtedness for money borrowed by a Restricted Subsidiary from the Guarantor, the Company or another Restricted Subsidiary. The securing in the foregoing manner of any previously unsecured debt shall be deemed to be the creation of Secured Debt at the time such security is given. The amount of Secured Debt at any time outstanding shall be the aggregate amount then owing thereon by the Guarantor, the Company and the Restricted Subsidiaries.
“Securities Act” means the Securities Act of 1933, as amended.
“Security Interest” means any mortgage, pledge, lien, encumbrance or other security interest which secures payment or performance of an obligation.
“Senior Funded Debt” means any obligation of the Guarantor, the Company or any Restricted Subsidiary which constituted Funded Debt as of the date of its creation and that, in the case of such Funded Debt of the Guarantor and the Company, is not subordinate and junior in right of payment to the prior payment of the Notes.
“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.
“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Company pursuant to Section 3.07.
“Stated Maturity” has the meaning specified in Section 3.01.
“Subsidiary” means a corporation, association, partnership or other entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by the Guarantor, the Company or by one or more other Subsidiaries, or by the Guarantor, the Company and one or more other Subsidiaries.
“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to September 1, 2025; provided, however, that if the period from the Redemption Date to  September 1, 2025 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to the maturity date of the Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this instrument is qualified (to the extent required by law) under such act, except as provided by Section 9.05.
“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.
“United States” means the United States of America (including the States and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.
“Unrestricted Subsidiary” means (a) any Subsidiary acquired or organized after the date of the Indenture, provided, however, that such Subsidiary is not a successor, directly or indirectly, to, and does not directly or indirectly own any equity interest in, any Restricted Subsidiary, (b) any Subsidiary the principal business and assets of which are located outside the United States, (c) any Subsidiary the principal business of which consists of financing the acquisition or disposition of machinery, equipment, inventory, accounts receivable and other real, personal and intangible property by Persons including the Guarantor, the Company or a Subsidiary, (d) any Subsidiary the principal business of which is owning, leasing, dealing in or developing real property for residential or office building purposes, and (e) any Subsidiary substantially all the assets of which consist of stock or other securities of an Unrestricted Subsidiary or Unrestricted Subsidiaries of the character described in clauses (a) through (d) of this paragraph, unless and until, in each of the cases specified in this paragraph, any such Subsidiary shall have been designated to be a Restricted Subsidiary pursuant to clause (b) of the definition of “Restricted Subsidiary.”
“U.S. Government Obligations” means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the full and timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof.
“value” has the meaning specified in Section 10.05.
“Vice President” when used with respect to the Trustee means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president,” and when used with respect to the Company means any vice president who is an officer of the Company, whether or not designated by a number or word or words before such title.
“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.
SECTION 1.02    Compliance Certificates and Opinions

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and, other than in connection with the authentication of the Initial Notes, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
(1)     a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
(2)     a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3)     a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(4)     a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
SECTION 1.03    Form of Documents Delivered to Trustee

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which such officer’s certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters or information which is in the possession of the Company, upon a certificate or opinion of, or representations by, an officer or officers of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may be stated to be based on the opinion of other counsel, in which event it shall be accompanied by a copy of such other opinion.
Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
SECTION 1.04    Acts of Holders; Record Dates

(a)Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is expressly hereby required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 315 of the Trust Indenture Act) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

Without limiting the generality of the foregoing, a Holder, including a Depositary that is a Holder of a Global Note, may make, give or take, by a proxy, or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be made, given or taken by Holders, and a Depositary that is a Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interest in any such Global Note.
(b)The fact and date of the execution of any such instrument or writing, and the authority of the Person executing the same, may be proved in any other manner that the Trustee deems sufficient.

(c)The Company may set any day as the record date for the purpose of determining the Holders of Notes entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders of Notes. With regard to any record date set pursuant to this Subsection (c), the Holders of Outstanding Notes on such record date (or their duly appointed agents), and only such Persons, shall be entitled to give or take the relevant action, whether or not such Holders remain Holders after such record date. With regard to any action that may be given or taken hereunder only by Holders of a requisite principal amount of Outstanding Notes (or their duly appointed agents) and for which a record date is set pursuant to this Subsection (c), the Company may, at its option, set an expiration date after which no such action purported to be given or taken by any Holder shall be effective hereunder unless given or taken on or prior to such expiration date by Holders of the requisite principal amounts of Outstanding Notes on such record date (or their duly appointed agents). On or prior to any expiration date set pursuant to this Subsection (c), the Company may, on one or more occasions at its option, extend such date to any later date. Nothing in this Subsection (c) shall prevent any Holder (or any duly appointed agent thereof) from giving or taking, after any expiration date, any action identical to, or, at any time, contrary to or different from any action given or taken, or purported to have been given or taken, hereunder by a Holder on or prior to such date, in which event the Company may set a record date in respect thereof pursuant to this Subsection (c).

(d)The ownership of Notes shall be proved by the Note Register.

(e)Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange thereof or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, any Note Registrar, any Paying Agent, any Authenticating Agent, or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

SECTION 1.05    Notices, Etc., to Trustee, Company and Guarantor

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,
(1)     the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or at such other address as previously furnished in writing to the Holders and the Company by the Trustee for such purpose, or
(2)    the Company or the Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, registered or certified mail postage prepaid, or delivered by nationally recognized overnight delivery service guaranteeing next day delivery, in the case of the Company, to the Company addressed to it at 2301 Patriot Boulevard, Glenview, Illinois 60026-8020, Attn: Secretary, or at such other address as previously furnished in writing to the Trustee by the Company for such purpose and, in the case of the Guarantor, to the Guarantor addressed to it at 2301 Patriot Boulevard, Glenview, Illinois 60026-8020, Attn: Secretary, or at such other address as previously furnished in writing to the Trustee by the Guarantor for such purpose.
The Trustee agrees to accept instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee acts upon such instructions as required or permitted by this Indenture, then the Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.
SECTION 1.06    Notice to Holders; Waiver

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or if electronically, by any appropriate applicable mean, in each case to each Holder of the Notes affected by such event, at such Holder’s address as it appears in the Note Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.
Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or repurchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with Applicable Procedures.
In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to the Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
SECTION 1.07    Language of Notices

Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English language, except that, if the Company so elects, any published notice may be in an official language of the country of publication.
SECTION 1.08    Effect of Headings and Table of Contents

The Article and Section headings herein, the Trust Indenture act Cross Reference Table, and the Table of Contents are for convenience only and shall not affect the construction hereof.
SECTION 1.09    Successors and Assigns

All covenants and agreements in this Indenture by the Company, the Guarantor and the Trustee shall bind their respective successors and assigns, whether so expressed or not.

SECTION 1.10    Separability Clause

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 1.11    Benefits of Indenture

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Note Registrar, any Paying Agent, any Authenticating Agent, and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
SECTION 1.12    Governing Law; Jury Trial Waiver

This Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principals thereof. EACH OF THE COMPANY, THE GUARANTOR, AND THE TRUSTEE, AND BY ITS ACCEPTANCE THEREOF, EACH HOLDER OF A SECURITY, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES, THE GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY.
SECTION 1.13    Legal Holidays

In any case where any Interest Payment Date, Redemption Date or Stated Maturity or Maturity of any Note or any date by which any report or other information is due pursuant to any provision of this Indenture shall not be a Business Day, then (notwithstanding any other provision of this Indenture or such Notes) payment of interest or principal (and premium, if any) or delivery of such report or information need not be made on or by such date, but may be made on the next succeeding Business Day with the same force and effect (a) with respect to any payment, as if made on the Interest Payment Date or Redemption Date or at the Stated Maturity or Maturity, and (b) with respect to any such report or other information, as if delivered by the stated due date. No interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity or Maturity, as the case may be, to such next succeeding Business Day.
SECTION 1.14    Execution in Counterparts

This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
SECTION 1.15    Patriot Act

The Company and the Guarantor acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

SECTION 1.16    Trust Indenture Act Controls

Upon qualification of this Indenture under the Trust Indenture Act, if any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the Trust Indenture Act, the provision required by the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.
SECTION 1.17    Consent to Jurisdiction.

Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non‑exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.
ARTICLE TWO

NOTE FORMS

SECTION 2.01    Forms Generally

Provisions relating to the Initial Notes and the Exchange Notes are set forth in the Rule 144A / Regulation S Appendix attached hereto (the “Appendix”), which is hereby incorporated in, and expressly made part of, this Indenture. The Initial Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix, which is hereby incorporated in, and expressly made a part of, this Indenture. The Exchange Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Company). Each Note shall be dated the date of its authentication. The terms of the Notes set forth in the Appendix and exhibits thereto are part of the terms of this Indenture.
ARTICLE THREE

THE NOTES

SECTION 3.01    Title and Terms

The aggregate principal amount of Notes which may be authenticated and issued under this Indenture is not limited; provided, however, that any Additional Notes issued under this Indenture rank pari passu with the Initial Notes, are issued in accordance with Section 3.03 hereof, form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise as the Initial Notes. Any Additional Notes shall be issued pursuant to a supplemental indenture to this Indenture.
The Notes shall be known and designated as the “6.00% Senior Notes Due 2025” of the Company. The stated maturity of the Notes shall be December 1, 2025 (the “Stated Maturity”), and the Notes shall bear interest at the rate provided in the Notes from November 13, 2018, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, until the principal thereof is paid or duly provided for and to the Person in whose name the Note (or any Predecessor Note) is registered at the close of business on the May 15 and November 15 immediately preceding such Interest Payment Date (each, whether or not a Business Day, a “Regular Record Date”).
The principal of (and premium, if any), interest and Additional Interest, if any, on the Notes shall be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the Note Register; provided that all payments of principal, premium, if any, and interest and Additional Interest, if any, with respect to Notes represented by one or more permanent global Notes registered in the name of or held by the Depositary or its nominee shall be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof.
Holders shall have the right to require the Company to purchase their Notes, in whole or in part, in the event of a Change of Control pursuant to Section 11.09.
The Notes shall be redeemable as provided in Article Eleven of this Indenture and Paragraph 5 of the Notes.
The due and punctual payment of principal of, premium, if any, and interest on the Notes payable by the Company is irrevocably unconditionally guaranteed, to the extent set forth herein, by the Guarantor.
SECTION 3.02    Denominations

The Notes of shall be issuable in registered form without coupons. The Notes shall be issuable in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.
SECTION 3.03    Execution, Authentication, Delivery and Dating

The Notes shall be executed on behalf of the Company by an Officer of the Company. The signature of such Officer on the Notes may be manual or facsimile signature of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.
Notes bearing the manual or facsimile signature of an individual who was at any time a proper officer of the Company shall bind the Company, notwithstanding that such individual ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of such Notes.
At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes.
On the Issue Date, the Company shall deliver the Initial Notes in the aggregate principal amount of $250,000,000 executed by the Company to the Trustee for authentication, together with an Company Order directing the Trustee to authenticate the Notes and certifying that all conditions precedent to the issuance of Notes contained herein have been fully complied with, and the Trustee in accordance with such Company Order shall authenticate and deliver such Initial Notes. At any time and from time to time after the Issue Date, the Company may deliver Additional Notes executed by the Company to the Trustee for authentication, together with an Company Order for the authentication and delivery of such Additional Notes, directing the Trustee to authenticate the Additional Notes and certifying that all conditions precedent to the issuance of Notes contained herein have been fully complied with, and the Trustee in accordance with such Company Order shall authenticate and deliver such Additional Notes.

Upon receipt of an Company Order, the Trustee shall authenticate for original issue Exchange Notes in an aggregate principal amount not to exceed $250,000,000 plus the aggregate principal amount of any Additional Notes; provided that such Exchange Notes shall be issuable only upon the valid surrender for cancellation of Initial Notes and any Additional Notes of a like aggregate principal amount in accordance with an Exchange Offer pursuant to the Registration Rights Agreement and an Company Order for the authentication and delivery of such Exchange Notes and certifying that all conditions precedent to the issuance of such Exchange Notes are complied with. In each case, the Trustee shall receive a Company Order, an Officers’ Certificate and an Opinion of Counsel of the Company that it may reasonably require in connection with such authentication of Notes. Such Company Order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.
Each Note shall be dated the date of its authentication.
No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for in the applicable exhibit to the Appendix, duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon the applicable Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.
In case the Company or the Guarantor, pursuant to Article Eight of this Indenture, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company or the Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed a supplemental indenture hereto with the Trustee pursuant to Article Eight of this Indenture, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon an Company Request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time outstanding for Notes authenticated and delivered in such new name.
SECTION 3.04    Temporary Notes

Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and make available for delivery, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes. Such temporary Notes may be in the form of Global Notes.
If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable, subject to Section 3.05 hereof, for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor one or more definitive Notes, of any authorized denominations and of a like aggregate principal amount and tenor. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

SECTION 3.05    Registration, Registration of Transfer and Exchange

The Company shall cause to be kept a register (the register maintained by the Trustee, any agent or in any other office or agency of the Company in a Place of Payment being herein sometimes referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and transfers of Notes. Unless the Company or another agent is designated as the Note Registrar pursuant to Section 3.01, the Trustee is hereby appointed “Note Registrar” for the purpose of registering Notes and transfers of Notes on such Note Register as herein provided at the Corporate Trust Office.
Upon surrender for registration of transfer of any Note at the office or agency in a Place of Payment, the Company shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and of a like aggregate principal amount and tenor. No Note to be issued upon exchange of an Outstanding Note shall be issued in a denomination less than $2,000.
At the option of the Holder, Notes may be exchanged for other Notes, of any authorized denomination or denominations and of a like aggregate principal amount and tenor, upon surrender of such Notes to be exchanged at such office or agency, and upon payment of any taxes or governmental charges as hereinafter provided. Whenever any such Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Notes which the Holder making the exchange is entitled to receive; provided that no exchange of Notes for Exchange Notes shall occur until an Exchange Offer Registration Statement shall have been declared effective by the SEC, the Trustee shall have received an Officers’ Certificate confirming that the Exchange Offer Registration Statement has been declared effective by the Commission and the Initial Notes to be exchanged for the Exchange Notes shall be cancelled by the Trustee.
All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.
Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed, by the Holder thereof or such Holder’s attorney duly authorized in writing.
No service charge shall be made for any registration of transfer or exchange of Notes, but the Company or the Trustee shall require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of such Notes, other than exchanges pursuant to Section 3.04, 9.06 or 11.07 not involving any transfer.
SECTION 3.06    Mutilated, Destroyed, Lost and Stolen Notes.

If any mutilated Note is surrendered to the Trustee or the Company, together with such security, bond or indemnity as may be required by the Company or the Trustee to save each of them and any agent of either of them harmless, the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a new Note and of like tenor and principal amount and bearing a number not contemporaneously outstanding.
If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note; and (ii) such security, bond or indemnity in a form satisfactory to both of them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

Notwithstanding the provisions of the previous paragraphs of this Section, in case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.
Upon the issuance of any Note under this Section, the Company or the Trustee shall require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee), if any, connected therewith.
Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately and with any and all other Notes duly issued hereunder. A new Note shall have such legends as are on the old Note, unless the Company provides otherwise.
The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
SECTION 3.07    Payment of Principal and Interest; Interest Rights Preserved.

Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 10.02; provided that, subject to Section 3.01 hereof, each installment of interest may at the Company’s option be paid by (1) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 3.05, to the address of such Person as it appears in the Note Register or (2) transfer to an account located in the United States maintained by the payee.
Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date for Notes (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:
(1)     The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Company shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such Special Record Date and, in the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class posted prepaid, to each Holder of Notes at such Holder’s address as it appears in the Note Register, or sent to the Depositary in accordance with Applicable Procedures, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so sent or mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)     The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes in respect of which interest is in default are listed, and upon such notice as may be required by such exchange.
Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.
The Company will be responsible for making calculations called for under the Notes, including but not limited to determination of redemption price, premium, if any, and any additional amounts or other amounts payable on the Notes. The Company will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders. The Company will provide a schedule of its calculations to the Trustee when requested by the Trustee, and the Trustee is entitled to rely conclusively on the accuracy of the Company’s calculations without independent verification.
Principal, premium, if any, and interest due on the Notes will be considered paid on the date due if the Paying Agent, if other than the Company, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due on the Notes.
SECTION 3.08    Persons Deemed Owners.

Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of, premium (if any), and (subject to Sections 3.05 and 3.07) any interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Trustee, or any agent of the Company or the Trustee shall be affected by notice to the contrary.
Notwithstanding the foregoing, with respect to any Global Note, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Depositary, as a Holder, with respect to such Global Note or impair, as between such Depositary and owners of beneficial interests in such Global Note, the operation of Applicable Procedures or customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Note.
SECTION 3.09    Cancellation.

All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold, and all such Notes so delivered shall be promptly canceled by the Trustee. Global Notes shall be canceled or their principal balance reduced in accordance with Applicable Procedures. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section. All canceled Notes held by the Trustee shall be retained and disposed of by the Trustee in accordance with its customary procedures and applicable law.
SECTION 3.10    Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months. No interest will accrue with respect to the 31st day of any month.

SECTION 3.11    Transfer and Exchange.

The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer. When a Note is presented to the Note Register or a co-registrar with a request to register a transfer, the Note Register shall register the transfer as requested if the requirements of this Indenture and Section 8-401(a) of the Uniform Commercial Code are met. When Notes are presented to the Note Register or a co-registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Note Register shall make the exchange as requested if the same requirements are met. Each Holder that is a transferor of a Note shall provide or cause to be provided to the Trustee all information reasonably requested by the Trustee to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.
SECTION 3.12    CUSIP, ISIN and Common Code Numbers.

The Company in issuing the Notes may use “CUSIP,” “ISIN” or “Common Code” numbers (if then generally in use), and, if so, the Trustee may use “CUSIP,” “ISIN” or “Common Code” numbers in notices as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP, ISIN or Common Code numbers.
SECTION 3.13    Issuance of Additional Notes.

The Company may issue additional Notes having identical terms and conditions to the Initial Notes issued on the Issue Date, other than with respect to the date of issuance and issue price (the “Additional Notes”). The Initial Notes issued on the Issue Date and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture; provided that if the Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, they will be issued with a different CUSIP. Exchange Notes issued in exchange for Initial Notes issued on the Issue Date and Exchange Notes issued for any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture; provided that if the Exchange Notes are not fungible with the Initial Notes and/or Additional Notes, as applicable, for U.S. federal income tax purposes, they will be issued with a different CUSIP.
ARTICLE FOUR
SATISFACTION AND DISCHARGE

SECTION 4.01    Satisfaction and Discharge of Indenture.

This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Trustee, upon receipt of such Company Request and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:
(1)     either
(A)    all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid for as provided in Section 3.06; and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(B)    all Notes not theretofore delivered to the Trustee for cancellation
  (i)     have become due and payable by reason of the sending of a notice of redemption pursuant to Section 11.04 or otherwise, or
 (ii)    will become due and payable at their Stated Maturity within one year, or
(iii)    are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount of money in U.S. dollars sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal, premium (if any), and interest to the date of such deposit (in the case of such Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; provided that upon any redemption that requires the payment of an Applicable Premium, the amount deposited will be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption (it being understood that any discharge shall be subject to the condition subsequent that such Applicable Premium Deficit is in fact paid); provided, further, that the Trustee shall have no liability whatsoever in the event that such Applicable Premium Deficit is not in fact paid after any discharge of this Indenture. Any Applicable Premium Deficit will be set forth in an Officers’ Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit will be applied toward such redemption;
(2)     the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to Notes; and
(3)     the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.
Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company and the Guarantor to the Trustee under Section 6.06, the obligations of the Company and the Guarantor to any Authenticating Agent under Section 6.13, and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive.
SECTION 4.02    Application of Trust Money.

Subject to provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, for all sums due or to become due thereon for principal, premium (if any), and interest; but such money need not be segregated from other funds except to the extent required by law.
If the Trustee or Paying Agent is unable to apply any money in accordance with Section 4.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and the Guarantor’s obligations under this

Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.01 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 4.01; provided that if the Company made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of their obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE FIVE

REMEDIES
SECTION 5.01    Events of Default.

“Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(1)     default in the payment of any interest upon any Note when it becomes due and payable, and continuance of that default for a period of 30 days; or
(2)    default in the payment of the principal of (or premium, if any, on) any Note when it becomes due and payable at its Maturity, acceleration, optional redemption, required purchase, scheduled principal payment or otherwise; or
(3)     [reserved]; or
(4)     default in the performance, or breach, of any covenant or warranty of the Company or the Guarantor in this Indenture with respect to any Note, and continuance of that default or breach for a period of 30 days after there has been given, by registered or certified mail, or delivered by nationally recognized overnight delivery service guaranteeing next day delivery, to the Company and the Guarantor by the Trustee or to the Company, the Guarantor and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a “Notice of Default” hereunder; or
(5)    a default under any mortgage, indenture, bonds, debentures, notes or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Company or the Guarantor for money borrowed, whether such indebtedness now exists or shall hereafter be created, which constitutes a failure to pay more than $50,000,000 in principal amount of such indebtedness when due and payable at its Stated Maturity or which results in more than $50,000,000 in principal amount of such indebtedness becoming or being declared due and payable before the date on which it would otherwise become due and payable (in which case the Company or the Guarantor shall give notice to the Trustee of such default as soon as is reasonably practicable), and that acceleration shall not be rescinded or annulled, or such indebtedness shall not have been discharged, prior to the notice in writing to the Company and the Guarantor given pursuant to Section 5.02; or
(6)    the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or the Guarantor in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law; or (B) a decree or order adjudging the Company or the Guarantor bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or the Guarantor under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or the Guarantor or of all or substantially all of their respective property, or ordering the winding up or liquidation of their respective affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or
(7)    the commencement by the Company or the Guarantor of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or the Guarantor in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against either of them, or the filing by either of them of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by either of them to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or the Guarantor or of all or substantially all of their respective property, or the making by either of them of an assignment for the benefit of creditors, or the admission by either of them in writing of their inability to pay their respective debts generally as they become due, or the taking of corporate action by the Company or the Guarantor in furtherance of any such action; or
(8)    failure by the Company or the Guarantor to pay final judgments aggregating in excess of $50,000,000 other than any judgments covered by indemnities provided by, or insurance policies issued by, reputable and creditworthy issuers, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed; or
(9)    the Guarantee ceases to be in full force and effect, other than in accordance with the terms of this Indenture or the Guarantor denies or disaffirms its obligations under the Guarantee, other than in accordance with the terms of this Indenture.
SECTION 5.02    Acceleration of Maturity; Rescission and Annulment.

If an Event of Default specified in Section 5.01(6) or (7) occurs, all unpaid principal of, premium (if any) and accrued interest on the Notes at the time Outstanding shall ipso facto become and shall be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder, and if any other Event of Default occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes may declare the principal amount of all of the Notes to be due and payable immediately, by a notice in writing to the Company and the Guarantor (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount), plus any interest accrued on the Notes to the date of declaration, shall become immediately due and payable.
Upon payment (i) of (A) such principal amount; and (B) such interest; and (ii) of interest on any overdue principal and overdue interest at the rate or rates prescribed therefor in the Notes (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s and the Guarantor’s respective obligations in respect of the payment of principal of and interest on the Notes shall terminate.
At any time after such a declaration of acceleration with respect to Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Company, the Guarantor and the Trustee, may rescind and annul such declaration and its consequences (and the particular event on which the declaration of acceleration is based shall no longer be grounds for a declaration of acceleration) if both:
(1)     the Company or the Guarantor has paid or deposited with the Trustee a sum sufficient to pay:

(A)     all overdue installments of interest on all Outstanding Notes,
(B)    the principal of (and premium, if any, on) any Outstanding Notes which have become due otherwise than by such declaration of acceleration, and any interest thereon at the rate or rates prescribed therefor in such Notes,
(C)    to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Notes, and
(D)     all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and
(2)    all Events of Default, other than the non-payment of the principal (or premium, if any) or interest on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.
No such rescission shall affect any subsequent default or impair any right consequent thereon.
SECTION 5.03    Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if:
(1)    default is made in the payment of any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or
(2)     default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof, the Company will pay to the Trustee, for the benefit of the Holders of Notes, the whole amount then due and payable on such Notes for principal, premium (if any), and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal, premium (if any), and any overdue interest, at the rate or rates prescribed therefor, and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
If the Company fails to pay such amounts, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company, the Guarantor or any other obligor upon such Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, the Guarantor or any other obligor upon such Notes, wherever situated.
If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
SECTION 5.04    Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, adjustment, composition or other judicial proceeding relative to the Company or the Guarantor (or any other obligor upon the Notes), its property or its creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium (if any), or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise, to (i) file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Notes, of principal, premium (if any), and interest (if any) owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and (ii) collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Notes to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.06. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.06 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.
No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. The Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.
SECTION 5.05    Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under this Indenture or any of the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.
SECTION 5.06    Application of Money Collected.

Any moneys or properties collected by the Trustee pursuant to this Article, or after an Event of Default any moneys or properties distributable in respect of the Company’s or the Guarantor’s obligations under this Indenture, shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
FIRST: To the payment of all amounts due the Trustee, its agents and attorneys under Section 6.06, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
SECOND: To the payment of the amounts then due and unpaid for principal of, premium (if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium (if any) and interest, respectively; and
THIRD: To the payment of the remainder, if any, to the Person or Persons entitled thereto.

SECTION 5.07    Limitation on Suits.

No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
(1)    such Holder has previously given written notice to the Trustee of a continuing Event of Default;
(2)     the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
(3)     such Holder or Holders have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;
(4)     the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding; and
(5)     no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes;
it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.
SECTION 5.08    Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of, premium (if any) and (subject to Section 3.07) any interest on such Note on the Stated Maturity or Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.
SECTION 5.09    Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
SECTION 5.10    Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.11    Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
SECTION 5.12    Control by Holders.

The Holders of a majority in aggregate principal amount of the applicable Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that
(1)    such direction shall not be in conflict with any rule of law or with this Indenture, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction,
(2)    such direction is not unduly prejudicial to the rights of the other Holders of Notes (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders) and would not involve the Trustee in personal liability, and
(3)    such Holders have provided the Trustee with indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request.
SECTION 5.13    Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may, on behalf of the Holders of all the Outstanding Notes, waive any past default hereunder and its consequences, except a default
(1)    in the payment of the principal of, premium (if any), or interest on any Note when due (other than amounts due and payable solely upon acceleration pursuant to Section 5.02) unless theretofore paid in full and cured in accordance with the terms of this Indenture, or
(2)    in respect of a covenant or provision hereof which under Section 9.02 cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.
Upon any such waiver, such default shall cease to exist, and any default or Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
SECTION 5.14    Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 5.08 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE SIX

THE TRUSTEE

SECTION 6.01    Notice of Defaults.

Within 90 days after the occurrence of any default hereunder, the Trustee shall transmit to the Holders of Notes, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, notice of such default hereunder known to a Responsible Officer of the Trustee, unless such default shall have been cured or waived; and provided that in the case of any default of the character specified in Section 5.01(4), no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default. Except in the case of a default or Event of Default relating to the payment of principal or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes. Except with respect to an Event of Default pursuant to Section 5.01(1) or (2) during such time as it is acting as Paying Agent hereunder, the Trustee shall not be charged with knowledge of any default or Event of Default hereunder unless the written notice thereof shall have been given to a Responsible Officer at the Corporate Trust Office by the Company, the Guarantor, a Paying Agent, any Holder or an agent of any Holder.
SECTION 6.02    Certain Rights and Obligations of Trustee.

The Trustee shall have the rights and obligations specified in Section 315(a), 315(c) and 315(d) of the Trust Indenture Act. No implied covenants or obligations shall be read into this Indenture against the Trustee. No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it has reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to the provisions of this Section, whether or not expressly provided. The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder.
Subject to Sections 315(a) through 315(d) of the Trust Indenture Act:
(a)    the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;
(b)    any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request, Company Order or Officers’ Certificate, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
(c)    whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, require and rely upon an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel, or on any Board Resolution, and need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein;

(d)    the Trustee may consult with counsel of its selection, and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
(e)    the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Notes pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
(f)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company pertaining to the Notes, personally or by agent or attorney, at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;
(g)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
(h)    the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
(i)    the permissive right of the Trustee to do things enumerated in the Indenture shall not be construed as a duty of the Trustee, and the Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and reasonably believed by it to be within the discretion or power conferred upon it by the Indenture other than for its own negligence or willful misconduct;
(j)    The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, whether as Agent or otherwise, and to each agent, custodian and other Person employed to act hereunder;
(k)    in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, or other unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility;
(l)    the Trustee may request that the Company deliver an Officers’ certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture; and
(m)    in no event shall the Trustee be responsible or liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 6.03    Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to and shall not be responsible for the validity or sufficiency of this Indenture or of the Notes or of the Guarantee except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Notes or the proceeds thereof, or money or property paid to or upon the Company’s direction pursuant to this Indenture. The Trustee shall have no responsibility or liability with respect to any information, statement or recital in any offering memorandum, prospectus, prospectus supplement or other disclosure material prepared or distributed with respect to the issuance of the Notes. The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions, or agreements on the part of the Company or the Guarantor but the Trustee may require full information and advice as to the performance of the aforementioned covenants. Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes or the Guarantee. The Trustee shall have no obligation to pursue any action that is not in accordance with applicable law. The Trustee shall have no obligation to independently determine or verify if any Change of Control or any other event has occurred or if an Offer to Purchase is required to be made, or notify the Holders of any such event.
SECTION 6.04    May Hold Notes.

The Trustee, any Paying Agent, any Authenticating Agent, any Note Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Company and the Guarantor with the same rights it would have if it were not Trustee, Paying Agent, Authenticating Agent, Note Registrar or such other agent. There shall be excluded from the operation of Trust Indenture Act Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company or the Guarantor are outstanding if the requirements for such exclusion set forth in Trust Indenture Act Section 310(b)(1) are met.
SECTION 6.05    Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.
SECTION 6.06    Compensation and Reimbursement.

The Company and the Guarantor jointly and severally agree
(1)    to pay to the Trustee from time to time such compensation as shall be agreed upon in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of any express trust);
(2)    to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct as finally adjudicated by a court of competent jurisdiction; and

(3)    to indemnify each of the Trustee, any predecessor Trustee, their directors, officers, agents and employees and their respective agents for, and to hold them harmless against, any and all loss, damage, claim (whether asserted by the Company, the Guarantor, any Holder, or any other Person), liability, fee, cost, or expense, including taxes (other than taxes based on the income of the Trustee) and the reasonable compensation and the expenses and disbursements of its agents and counsel, incurred without negligence or willful misconduct on their own part as finally adjudicated by a court of competent jurisdiction, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder, and including reasonable attorneys’ fees and expenses and court costs incurred in connection with any action, claim or suit brought to enforce the Trustee’s right to compensation, reimbursement or indemnification.
When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.01(6) or (7) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency, reorganization or other similar law.
The Trustee shall have a lien prior to the Notes as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 6.06, except with respect to funds held in trust for the benefit of the Holders of particular Notes.
“Trustee” for the purposes of this Section 6.06 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder; provided, however, that the negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder. The provisions of this Section shall survive the resignation and removal of the Trustee and the satisfaction and discharge or the termination of this Indenture.
SECTION 6.07    Corporate Trustee Required; Eligibility.
There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States or of any state of the United States or the District of Columbia which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal, state or District of Columbia authority. Such Trustee shall have a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any Person directly or indirectly controlling, controlled by, or under common control with the Company shall serve as Trustee hereunder. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
SECTION 6.08    Resignation and Removal; Appointment of Successor.

(a)No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.09.
(b)The Trustee may resign at any time by giving written notice to the Company and the Guarantor. If the instrument of acceptance by a successor Trustee required by Section 6.09 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.
(c)The Trustee may be removed at any time by the Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company and the Guarantor.
(d)If at any time:

(1)     the Trustee shall fail to comply with the obligations imposed on it by the provisions of Section 310(b) of the Trust Indenture Act after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or
(2)     the Trustee shall cease to be eligible under Section 6.07 and shall fail to resign after written request therefor by the Company or by any such Holder who has been a bona fide Holder of a Note for at least six months, or
(3)     the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by or pursuant to a Board Resolution may remove the Trustee, or (ii) subject to Section 315(e) of the Trust Indenture Act, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(e)If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company shall appoint a successor Trustee and shall comply with the applicable requirements of Section 6.09. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.09, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 6.09, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.
(f)The Company shall give or cause to be given notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders of Notes in the manner provided in Section 1.06, Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 6.09    Acceptance of Appointment by Successor.

(f)In case of the appointment hereunder of a successor Trustee with respect to all Notes, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.
(g)Upon request of any such successor Trustee, the Company and the Guarantor shall execute any and all instruments reasonably necessary for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) of this Section.
(h)No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 6.10    Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by or on behalf of the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case any Notes shall have not been authenticated by such predecessor Trustee, any successor Trustee may authenticate and deliver such Notes in either its own name or that of its predecessor Trustee, with full force and effect which this Indenture provides for the certificate of authentication of the Trustee.
SECTION 6.11    Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company or the Guarantor (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of Section 311 and any other provision of the Trust Indenture Act regarding the collection of claims against the Company or the Guarantor (or any such other obligor), as the case may be, excluding any creditor relationship listed in Trust Indenture Act Section 311(b).
SECTION 6.12    Compliance with Tax Laws.
The Trustee hereby agrees to comply with all U.S. federal income tax information reporting and withholding requirements with respect to payments of premium (if any) and interest on the Notes, whether acting as Trustee, Note Registrar, Paying Agent or otherwise with respect to the Notes.
SECTION 6.13    Appointment of Authenticating Agent.

At any time when any of the Notes remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.06, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, a copy of which instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.
Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee, the Company and the Guarantor. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent, the Company and the Guarantor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee for such Notes may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, or send pursuant to Applicable Procedures, to all Holders of Notes as their names and addresses appear in the Note Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effects as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.
The Company agrees to pay each Authenticating Agent from time to time reasonable compensation for its services under this Section.
The provisions of Sections 3.08, 6.03 and 6.04 shall be applicable to each Authenticating Agent.
If an appointment is made pursuant to this Section, the Notes of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in substantially the following form:
This is one of the Notes designated therein referred to in the within-mentioned Indenture.
WELLS FARGO BANK, NATIONAL
ASSOCIATION
as Trustee
By:
As Authenticating Agent
By:
Authorized Signatory
The Trustee is hereby appointed as an Authenticating Agent.

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE, COMPANY AND GUARANTOR

SECTION 7.01    Company and Guarantor to Furnish Trustee Names and Addresses of Holders.

The Company and the Guarantor will furnish or cause to be furnished to the Trustee
(a)semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such date, and

(b)at such other times as the Trustee may reasonably request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided, however, that so long as the Trustee shall be the Note Registrar, no such list need be furnished.
SECTION 7.02    Preservation of Information; Communications to Holders.

(a)The Trustee shall comply with the obligations imposed on it by the provisions of Section 312 of the Trust Indenture Act.
(b)Every Holder, by receiving and holding Notes, agrees with the Company, the Guarantor and the Trustee that neither the Company, the Guarantor nor the Trustee nor any agent of any of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing pursuant to a request made under Section 312 of the Trust Indenture Act.
(c)The Company and the Guarantor agree with the Trustee that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312 of the Trust Indenture Act.

SECTION 7.03    Reports by Trustee.

(a)The term “reporting date,” as used in this Section, means August 1 of each year commencing with the first such date after the Issue Date. Within 60 days after the reporting date in each year (beginning with August 1, 2019 the Trustee shall transmit to the Holders of Notes, a brief report dated as of such date in accordance with, and only if required under, Section 313(a) of the Trust Indenture Act.
(b)The Trustee shall transmit to the Holders of Notes a brief report with respect to the matters specified in, and within the times required under, Section 313(b) of the Trust Indenture Act.
(c)Reports pursuant to this Section shall be transmitted in the manner and to the persons required by Sections 313(c) and 313(d) of the Trust Indenture Act. The Company will promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.04    Reports by Company and the Guarantor.

The Company and the Guarantor will:
(1)     file with the Trustee, within 15 days after the Company or the Guarantor, as the case may be, is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company or the Guarantor may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company or the Guarantor is not required to file information, documents or reports pursuant to either of said Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;
(2)     file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company or the Guarantor with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and
(3)     transmit to the Holders, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company or the Guarantor pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.
Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
ARTICLE EIGHT
CONSOLIDATION, MERGER, SALE OR TRANSFER

SECTION 8.01    Consolidations, Mergers and Sales Permitted Subject to Certain Conditions.

The Company and the Guarantor shall not consolidate with, or sell or convey all or substantially all of their respective assets to, or merge with or into any other person or entity unless (i) either the Guarantor or the Company, as applicable, shall be the continuing corporation, or the successor shall be a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States or a state thereof and the successor Person shall expressly assume the due and punctual payment of the principal of and interest on all the Notes and the due and punctual performance and observance of all of the covenants and conditions of the Guarantor or the Company, as applicable, under this Indenture by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such Person; (ii) the Guarantor or the Company, as applicable, or the successor Person, as the case may be, shall not, immediately after the merger or consolidation, or the sale or conveyance, be in default in the performance of any such covenant or condition; and (iii) after giving effect to the transaction, no Event of Default or event which, after notice or lapse of time, would become an Event of Default shall have occurred or be continuing.
SECTION 8.02    Rights and Duties of Successor Person.

In case of any such consolidation, merger, sale or conveyance and upon any such assumption by the successor Person, such successor Person shall succeed to and be substituted for the Guarantor or the Company, as applicable, with the same effect as if it had been named herein as the party of the first part, and the predecessor corporation shall be relieved of any further obligation under this Indenture and the Notes. Any such successor Person to the Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Notes assumable hereunder which theretofore shall not have been signed by the

Company and delivered to the Trustee; and, upon the order of such successor Person, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes which such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.
In case of any such consolidation, merger, sale or conveyance such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.
SECTION 8.03    Officers’ Certificate and Opinion of Counsel.
The Company or the Guarantor, as applicable, shall provide to the Trustee an Officers’ Certificate and an Opinion of Counsel as conclusive evidence, subject to Section 315 of the Trust Indenture Act, that any such consolidation, merger, sale or conveyance, and any such assumption, complies with the provisions of this Article Eight.
ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 9.01    Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company and the Guarantor, when authorized by or pursuant to one or more Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:
(1)     to evidence the succession of another Person to the Company or the Guarantor and the assumption by any such successor of the covenants of the Company or the Guarantor herein and in the Notes; or
(2)     to add to the covenants of the Company or the Guarantor for the benefit of the Holders of all Notes or to surrender any right or power herein conferred upon the Company or the Guarantor; or
(3)     to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes, as set forth in an Officers’ Certificate; or
(4)     to add to, change or eliminate any of the provisions of this Indenture; provided, however, that any such addition, change or elimination shall not adversely affect the rights of the Holders of Outstanding Notes in any material respect, as set forth in an Officers’ Certificate; or
(5)     to secure the Notes and/or the Guarantee; or
(6)     to add additional guarantees with respect to the Notes; or
(7)     to establish the form or terms of or provide for the issuance of Additional Notes;
(8)     to evidence and provide for the acceptance of appointment hereunder by a successor Trustee, pursuant to the requirements of Section 6.09(b); or

(9)     to cure any ambiguity or defect in and to correct or supplement any provision in this Indenture that may be inconsistent with any other provision in this Indenture, or to make any other provisions with respect to matters or questions arising under this Indenture; provided, however, that any such action pursuant to this clause (9) shall not adversely affect the rights of the Holders of Outstanding Notes in any material respect, as set forth in an Officers’ Certificate; or
(10)     to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect qualification of this Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly permitted by the Trust Indenture Act;
(11)     to conform the text of the Indenture, the Notes or the Guarantees thereof to any provision of the “Description of the Notes” in the offering memorandum pursuant to which the Notes were originally issued, as set forth in an Officers’ Certificate; or
(12)     to amend or supplement the restrictions on and procedures for resale, attempted resale and other transfers of Notes (whether or not Outstanding) to reflect any change in applicable law or regulation (or interpretation thereof) or in practices relating to the resale or transfer of restricted securities generally.
SECTION 9.02    Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding affected by such supplemental indenture, by the Act of said Holders delivered to the Company, the Guarantor and the Trustee, the Company and the Guarantor, when authorized by or pursuant to Board Resolutions, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby,
(1)     change the Stated Maturity of the principal of, or any installment of principal of or interest on, any such Note, or reduce the principal amount thereof or the rate of interest thereon or premium (if any) payable upon the redemption thereof, or change any Place of Payment where, or the coin or currency in which, any such Note or any principal, premium (if any), or interest thereon is payable or impair the right to institute suit for the enforcement of any such payment on or after the due date thereof (or, in the case of redemption, on or after the Redemption Date), or
(2)     modify or waive any provision relating to the Guarantee in a manner adverse to the Holders of the Notes, or
(3)     reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any modifications or amendments to this Indenture or to the terms and conditions of Notes, or to approve any supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or
(4)     modify any of the provisions of this Section, Section 5.13 or Section 10.07, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby.
It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof. The Company shall cause notice of any supplemental indenture executed pursuant to this Section 9.02 to be given to Holders promptly following its execution.

SECTION 9.03    Execution of Supplemental Indentures; Opinions.
In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, a Company Request, accompanied by a Board Resolution, and if applicable upon the filing with the Trustee of evidence of the consent of Holders, an Officers’ Certificate, and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, and that it will be valid and binding upon the Company and the Guarantor in accordance with its terms. The Trustee may, but shall not (except to the extent required in the case of a supplemental indenture entered into under Section 9.01(10)) be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
SECTION 9.04    Effect of Supplemental Indentures.

Except as provided in this Article, upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
SECTION 9.05    Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect if this Indenture shall then be qualified under the Trust Indenture Act.
SECTION 9.06        Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Company, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.
ARTICLE TEN
COVENANTS

SECTION 10.01    Payment of Principal, Premium and Interest.

The Company covenants and agrees for the benefit of Notes that it will duly and punctually pay the principal of, premium (if any), Additional Interest (if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture.
In the event that the Company is required to pay Additional Interest to Holders pursuant to the Registration Rights Agreement, the Company shall provide written notice (an “Additional Interest Notice”) to the Trustee of its obligation to pay Additional Interest no later than fifteen days prior to the proposed payment date for the Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine the Additional Interest, or with respect to the nature, extent, or calculation of the amount of Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest.
SECTION 10.02    Maintenance of Office or Agency.

The Company will maintain in each Place of Payment an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of each such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Notes for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
SECTION 10.03    Money for Notes Payments To Be Held in Trust.

If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of, premium (if any), or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal, premium (if any), or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.
Whenever the Company shall have one or more Paying Agents, it will, on or before each due date of the principal of, premium (if any), or interest on any Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided in the following paragraph, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.
The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) hold all sums held by it for the payment of the principal of, premium (if any), or interest on any Notes in trust for the benefit of the Holders of such Notes until such sums shall be paid to such Holders or otherwise disposed of as herein provided; (ii) give the Trustee notice of any default by the Company (or any other obligor upon any Notes) in the making of any payment of principal, premium (if any), or interest; and (iii) during the continuance of any default by the Company (or any other obligor upon the Notes) in the making of any payment in respect of the Notes, and upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Notes.
The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct the Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and upon such payment by any Paying Agent to the Trustee, the Company and such Paying Agent shall be released from all further liability with respect to such sums.
Subject to any laws relating to abandoned property, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium (if any), or interest on any Note and remaining unclaimed for one year after such principal, premium (if any), or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such deposited money, and all liability of the Company as trustee thereof, shall thereupon cease.

SECTION 10.04    Statement by Officers as to Default.

(a)The Company and the Guarantor will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company and the Guarantor ending after the date hereof, statements signed on behalf of the Company and the Guarantor by their respective principal executive officer, principal financial officer or principal accounting officer stating that in the course of the performance by the signer of his or her duties as an officer of the Company or the Guarantor, as applicable, such officer would normally obtain knowledge of any default (without regard to grace periods or notice requirements) by the Company or the Guarantor, as applicable, in the performance or fulfillment of any covenant, agreement or condition contained in this Indenture, and stating whether such officer has obtained knowledge of any such default, and, if so, specifying each such default of which the signer has knowledge and the nature thereof.
(b)The Company and the Guarantor will deliver to the Trustee, within five days after the occurrence thereof, written notice of any event which after notice or lapse of time or both would become an Event of Default pursuant to Section 5.01.

SECTION 10.05    Restriction on Creation of Secured Debt.

So long as the Notes remain Outstanding, the Guarantor and the Company will not at any time create, incur, assume or guarantee, and will not cause or permit a Restricted Subsidiary to create, incur, assume or guarantee, any Secured Debt, and the Guarantor and the Company will not at any time create, and will not cause or permit a Restricted Subsidiary to create, any Security Interest securing any indebtedness existing on the date hereof which would constitute Secured Debt if it were secured by a Security Interest, without first making effective provision (and the Guarantor and the Company covenant that in such case they will first make or cause to be made effective provision) whereby the Notes then Outstanding and any other indebtedness of or guaranteed by the Guarantor and the Company or such Restricted Subsidiary then entitled thereto, subject to applicable priorities of payment, shall be secured by the Security Interest securing such Secured Debt equally and ratably with any and all other obligations and indebtedness thereby secured, so long as any such other obligations and indebtedness shall be so secured, provided, however, that the foregoing covenants shall not be applicable to Secured Debt secured solely by one or more of the following Security Interests:
(a)    Security Interests securing indebtedness incurred pursuant to Credit Facilities (including amounts outstanding on the Issue Date) in an aggregate principal amount at any one time outstanding not to exceed the greater of (x) $950,000,000 and (y) the Borrowing Base; or
(b)     (i) Security Interests upon any property hereafter acquired, constructed, developed or improved by the Guarantor, the Company or a Restricted Subsidiary and created prior to or contemporaneously with, or within 180 days after the acquisition of property which is a parcel of real property, a building, machinery or equipment; or (ii) the acquisition by the Guarantor, the Company or a Restricted Subsidiary of property subject to Security Interests upon such property existing at the time of the acquisition thereof, which Security Interests secure obligations assumed by the Guarantor, the Company or a Restricted Subsidiary; or (iii) any conditional sales agreement or other title retention agreement with respect to any property acquired by the Guarantor, the Company or a Restricted Subsidiary; or (iv) Security Interests existing on the property or on the outstanding shares or indebtedness of a corporation or firm at the time such corporation or firm shall become a Restricted Subsidiary or is merged into or consolidated with the Guarantor, the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to the Guarantor, the Company or a Restricted Subsidiary; provided in each case that any such Security Interest described in clauses (ii), (iii) or (iv) does not attach to or affect property owned by the Guarantor, the Company or such Restricted Subsidiary prior to the creation thereof; or
(c)    Security Interests securing indebtedness of a Restricted Subsidiary to the Guarantor, the Company or to another Restricted Subsidiary; or

(d)    Mechanics’, materialmen’s, carriers’ or other like liens arising in the ordinary course of business (including construction of facilities) in respect of obligations which are not due or which are being contested in good faith; or
(e)    Security Interests arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulations, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege, franchise or license; or
(f)    Security Interests for taxes, assessments or governmental charges or levies not yet delinquent, or the Security Interests for taxes, assessments or governmental charges or levies already delinquent but the validity of which is being contested in good faith; or
(g)    Security Interests (including judgment liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith and, in the case of judgment liens, execution thereon is stayed; or
(h)    Landlords’ liens on fixtures located on the premises leased by the Guarantor, the Company or a Restricted Subsidiary in the ordinary course of business; or
(i)    Security Interests arising in connection with contracts and subcontracts with or made at the request of the United States, or any state thereof, or any department, agency or instrumentality of the United States; or
(j)    Security Interests in property of the Guarantor, the Company or a Restricted Subsidiary to secure partial, progress, advance or other payments or any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction, development, or substantial repair, alteration or improvement of the property subject to such Security Interests if the commitment for the financing is obtained not later than 180 days after the later of the completion of or the placing into operation (exclusive of test and start-up periods) of such constructed, developed, repaired, altered or improved property; or
(k)    Security Interests in favor of the United States or any state, county or local government, or any agency of the United States, or any holder of bonds or other securities thereof issued, in connection with the financing of the cost of acquiring, constructing or improving property of the Guarantor, the Company or any Restricted Subsidiary (including, without limitation, any such property designed primarily for the purpose of pollution control), and any transfers of title to any such property and any related property or Security Interest in any such property and any related property, in favor of such government or governmental agency or any such security holders in connection with the acquisition, construction, improvement, attachment or removal of such property; provided that such transfer of title or the lien of any such Security Interest does not apply to any Principal Facility now or hereafter owned by the Guarantor, the Company or any Restricted Subsidiary;
(l)    Security Interests securing indebtedness of the Company or a Restricted Subsidiary owing to an Unrestricted Subsidiary of the character described in clause (c) of the definition of Unrestricted Subsidiary that finances accounts receivables; or
(m)    Any extension, renewal or refunding (or successive extensions, renewals or refundings) in whole or in part of any Secured Debt secured by any Security Interest referred to in the foregoing subparagraphs (a) through (l), inclusive, provided that the principal amount of such Secured Debt secured thereby shall not exceed the principal amount outstanding at the time of such extension, renewal or refunding, and that the Security Interest securing such Secured Debt shall be limited to the property which secured the Security Interest so extended, renewed or refunded and additions to such property.

Notwithstanding the foregoing provisions of this Section 10.05, the Guarantor, the Company and any one or more Restricted Subsidiaries may issue, incur, assume or guarantee Secured Debt (not including Secured Debt permitted to be secured under subparagraphs (a) through (m), inclusive, above) in an aggregate amount which, together with all other Secured Debt (not including Secured Debt to be secured under subparagraphs (a) through (m), inclusive, above) of the Guarantor, the Company and the Restricted Subsidiaries which is issued, incurred, assumed or guaranteed after the date hereof and the aggregate value of the Sale and Leaseback Transactions entered into after the date hereof (not including Sale and Leaseback Transactions referred to in clause (b) of Section 10.06), does not at the time exceed 10% of Consolidated Net Tangible Assets. The term “value” shall mean, with respect to a Sale and Leaseback Transaction, as of any particular time, the amount equal to the net proceeds of the property sold or transferred or to be sold or transferred pursuant to such Sale and Leaseback Transaction divided first by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.
SECTION 10.06    Restriction of Sales and Leaseback Transaction.

So long as the Notes remain Outstanding, the Guarantor and the Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction, unless (a) the Guarantor, the Company or such Restricted Subsidiary would be entitled to incur Secured Debt only by reason of the last paragraph of Section 10.05 equal in amount to the net proceeds of the property sold or transferred or to be sold or to be transferred pursuant to such Sale and Leaseback Transaction and secured by a Security Interest on the property to be leased without equally and ratably securing the Notes as provided in said Section, or (b) the Guarantor, the Company or a Restricted Subsidiary shall apply, within 180 days after the effective date of such sale or transfer, an amount equal to such net proceeds to (i) the acquisition, construction, development or improvement of properties, facilities or equipment which are, or upon such acquisition, construction, development or improvement will be, a Principal Facility or a part thereof or (ii) the redemption of Notes in accordance with the provisions of Article Eleven, or to the repayment or redemption of Senior Funded Debt of the Guarantor, the Company or of any Restricted Subsidiary (other than Senior Funded Debt owed to any Restricted Subsidiary), or in part to such acquisition, construction, development or improvement and in part to such redemption and/or repayment, provided that, in lieu of applying an amount equal to such net proceeds to such redemption, the Guarantor or the Company may, within 180 days after such sale or transfer, deliver to the Trustee Notes or deliver to the appropriate indenture trustee other debt securities constituting Senior Funded Debt (other than such debt securities made the basis of a reduction in a mandatory sinking fund payment) for cancellation and thereby reduce the amount to be applied to the redemption of Notes or Senior Funded Debt pursuant to clause (ii) above by an amount equivalent to the aggregate principal amount of Notes or other debt securities so delivered.
SECTION 10.07    Waiver of Certain Covenants.

The Company and the Guarantor may omit in any particular instance to comply with any term, provision or condition set forth in Sections 10.05 and 10.06, inclusive, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Notes shall, by the Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the Guarantor and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE ELEVEN

REDEMPTION OF NOTES

SECTION 11.01    Applicability of Article.

Notes which are redeemable before their Stated Maturity shall be redeemable in accordance with this Article.
SECTION 11.02    Election to Redeem; Notice to Trustee.
The election of the Company to redeem any Notes shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 30 days prior to the Redemption Date fixed by the Company (or 45 days if less than all the Notes are to be redeemed, unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of the clause of this Indenture pursuant to which the redemption shall occur, such Redemption Date, of the principal amount of Notes to be redeemed, the Redemption Price, the place or places of payment, that payment will be made upon presentation and surrender of such Notes, that such redemption is pursuant to optional redemption, that interest, if any accrued to the date fixed for redemption will be paid as specified in such notice, and that on and after that date interest, if any, thereon or on the portions thereof to be redeemed will cease to accrue. If the Redemption Price is not known at the time such notice is to be given, the actual Redemption Price, calculated as described in the terms of the Notes, will be set forth in an Officers’ Certificate of the Company delivered to the Trustee no later than two Business Days prior to the Redemption Date.
SECTION 11.03    Selection by Trustee of Notes to Be Redeemed.
If fewer than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by Applicable Procedures of the Depositary, or if the Notes are not Global Notes, by the Trustee, from the Outstanding Notes not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to any integral multiple of $1,000 in excess thereof) of the principal amount of Notes.
The Trustee shall promptly notify the Company and the Note Registrar (if other than the Trustee) in writing of the Notes selected for redemption and, in the case of any securities selected for partial redemption, the principal amount thereof to be redeemed.
For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any such Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.
SECTION 11.04    Notice of Redemption.

Notice of redemption shall be given in the manner provided in Section 1.06 not less than 30 nor more than 60 days prior to the Redemption Date, unless a shorter period is specified in the Notes to be redeemed, to the Holders of Notes to be redeemed. Failure to give notice by mailing or sending in the manner herein provided to the Holder of any Notes designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Notes or portion thereof.
Any notice that is mailed or sent to the Holder of any Notes in the manner herein provided shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice.
All notices of redemption shall identify the Notes to be redeemed (including CUSIP number) and shall state:
(1)     the Redemption Date,

(2)     the Redemption Price (or manner of calculation if not then known),
(3)     if fewer than all the Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption of any Notes, the principal amounts) of the particular Notes to be redeemed,
(4)     that on the Redemption Date the Redemption Price will become due and payable upon each such Note to be redeemed and, unless the Company defaults, that interest thereon will cease to accrue on and after said date,
(5)     the name and address of the Paying Agent and the place or places where such Notes are to be surrendered for payment of the Redemption Price,
(6)    the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed, and
(7)    that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.
A notice of redemption mailed or sent as contemplated by Section 1.06 need not identify particular Notes to be redeemed.
Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, upon Company Request together with the notice to be given at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), by the Trustee in the name and at the expense of the Company.
SECTION 11.05    Deposit of Redemption Price.

Prior to 11:00 a.m. Eastern Time on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay on the Redemption Date the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Notes which are to be redeemed on that date.
SECTION 11.06    Notes Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, together with all coupons, if any, appertaining thereto maturing after the Redemption Date, such Note shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided that installments of interest on Notes whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the Regular Record Dates according to their terms and the provisions of Section 3.07.
If any such Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium (if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in such Note.

SECTION 11.07    Notes Redeemed in Part.

Any Note which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note (or through book entry transaction if Global Notes) without service charge, a new Note or Notes of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.
SECTION 11.08    Redemption at the Election of the Company.

The Notes will not be redeemable at the election of the Company at any time prior to maturity except as set forth below.
At any time prior to September 1, 2025, the Company may at any time redeem all or part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed, plus the Applicable Premium plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date). At any time on or after September 1, 2025, the Company may at any time redeem all or part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date). Calculation of the Applicable Premium will be made by the Company or on behalf of the Company by such Person as the Company shall designate; provided that such calculation or the correctness thereof shall not be a duty or obligation of the Trustee.
SECTION 11.09    Purchase at the Election of Holders on a Change in Control.

The Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes, at a purchase price equal to 101% of their principal amount, plus accrued interest, if any, to the Payment Date.
However, the Company shall not be required to make an Offer to Purchase upon a Change of Control if (i) a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture, and purchases all Notes properly tendered and not withdrawn under the Offer to Purchase upon a Change of Control, or (ii) a notice of redemption has been given pursuant to the Notes as described in Section 11.04 hereof to redeem all outstanding Notes otherwise subject to the Offer to Purchase, unless and until there is a default in payment of the applicable Redemption Price. An Offer to Purchase upon the occurrence of a Change of Control may be made by either the Company or a third party in advance of a Change of Control if a definitive agreement to effect the Change of Control is in place at the time such Offer to Purchase is made and the Offer to Purchase is effected upon the consummation of the Change of Control, and such Offer to Purchase may be conditional on the Change of Control.
On the Payment Date, the Company shall (1) accept for payment Notes or portions thereof tendered pursuant to an Offer to Purchase; (2) deposit with the paying agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (3) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers’ Certificate specifying the Notes or portions thereof accepted for payment by the Company. The paying agent shall promptly mail to the holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such holders a new Notes equal in principal amount to any unpurchased portion of the Notes surrendered (or through book entry transaction if Global Notes); provided that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the paying agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase.
ARTICLE TWELVE

DEFEASANCE

SECTION 12.01    Applicability of Article; Company’s Option to Effect Defeasance.

The Company may at its option by or pursuant to Board Resolution, at any time, elect to have either Section 12.02 or Section 12.03 applied to the Outstanding Notes upon compliance with the conditions set forth in this Article Twelve.
SECTION 12.02    Defeasance and Discharge.

Upon the Company’s exercise of the above option applicable to this Section with respect to any Notes, the Company and the Guarantor shall be deemed to have been discharged from their respective obligations with respect to the Outstanding Notes on the date the conditions set forth in Section 12.04 are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company and the Guarantor shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes and to have satisfied all their respective other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company and upon Company Order, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Outstanding Notes to receive, solely from the trust fund described in Section 12.04 and as more fully set forth in such Section, payments in respect of the principal of, premium (if any), and interest on such Notes when such payments are due, (B) the Company’s and Guarantor’s obligations with respect to such Notes under Sections 3.04, 3.05, 3.06, 10.02, 10.03 and Article Thirteen and with respect to the Trustee under Section 6.06, (C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder including pursuant to Section 6.06 hereof and (D) this Article Twelve. Subject to compliance with this Article Twelve, the Company may exercise its option under this Section 12.02 notwithstanding the prior exercise of its option under Section 12.03 with respect to such Notes.
SECTION 12.03    Covenant Defeasance.

Upon the Company’s exercise of the above option applicable to this Section with respect to any Notes, the Company and the Guarantor shall be released from their respective obligations under Sections 5.01(4), 10.05 and 10.06, with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”) and such Notes shall thereafter be deemed to be not “Outstanding” for the purpose of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with Sections 5.01(4), 5.01(5), 10.05 and 10.06 or such other covenants, but shall continue to be deemed Outstanding for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Notes, the Company and the Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or such other covenant, whether directly or indirectly, by reason of any reference in any such Section to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Sections 5.01(4), 5.01(5), 5.01(8) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

SECTION 12.04    Conditions of Defeasance.

The following shall be the conditions to application of either Section 12.02 or Section 12.03 to the Outstanding Notes:
(1)     the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.07 who shall agree to comply with the provisions of this Article Twelve applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (A) money in U.S. dollars in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest, if any, in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of, premium (if any), and interest, if any, on such Notes, money in U.S. dollars in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium (if any), and each installment of principal of, premium (if any) and interest, if any, on the Outstanding Notes on the Stated Maturity of such principal or installment of principal or interest on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Notes; provided, that upon any redemption that requires the payment of an Applicable Premium, the amount deposited will be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any Applicable Premium Deficit only required to be deposited with the Trustee on or prior to the date of redemption (it being understood that any defeasance or covenant defeasance shall be subject to the condition subsequent that such Applicable Premium Deficit is in fact paid); provided, further, that the Trustee shall have no liability whatsoever in the event that such Applicable Premium Deficit is not in fact paid after any defeasance or covenant defeasance. Any Applicable Premium Deficit will be set forth in an Officers’ Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit will be applied toward such redemption. Before such a deposit, the Issuer may give to the Trustee, in accordance with Section 11.02 hereof, a notice of its election to redeem all of the Outstanding Notes at a future date in accordance with Article Eleven hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing.
(2)     No Event of Default or event which with notice or lapse of time or both would become an Event of Default under Sections 5.01(6) and (7), at any time during the period ending on the 123rd day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to the Company in respect of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).
(3)     Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or the Guarantor is a party or by which it is bound.
(4)     In the case of an election under Section 12.02, the Company shall have delivered to the Trustee an Opinion of Counsel stating that the Holders of the Outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.
(5)     In the case of an election under Section 12.03, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.
(6)     The Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article Twelve have been satisfied.
SECTION 12.05    Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous.

Subject to the provisions of the last paragraph of Section 10.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively, for purposes of this Section 12.05, the “Trustee”) pursuant to Section 12.04 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium (if any), and interest (if any), but such money need not be segregated from other funds except to the extent required by law.
The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 12.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.
Anything in this Article Twelve to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 12.04 which, in the opinion of a nationally recognized firm of independent public accounts expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.
SECTION 12.06    Reinstatement.

If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article Twelve by reason of any legal proceeding or by reason of any order or judgment of any court or government authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Twelve until such time as the Trustee or any Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article Twelve.
ARTICLE THIRTEEN

GUARANTEE AND SUBROGATION

SECTION 13.01    Guarantee.

The Guarantor hereby unconditionally guarantees to each Holder of a Note, and to the Trustee for itself and on behalf of each such Holder, the due and punctual payment of the principal of, premium (if any) and interest on such Note pursuant to the terms of such Note when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of such Note and of this Indenture, and all other obligations of the Company to the Holders or the Trustee under this Indenture. In case of the failure of the Company punctually to make any such principal, premium (if any), interest, or other payment, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company. The Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and unaffected by, any invalidity, irregularity or unenforceability of any Note or this Indenture, any failure to enforce the provisions of any Note or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto by the Holder of any Note or the Trustee, or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification, indulgence or circumstance shall without the consent of the Guarantor increase the principal amount of a Note or the interest rate thereon or change the currency of payment with respect to any Note, or alter the Stated Maturity thereof, or increase any premium payable upon redemption thereof. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged with respect to any Note except by payment in full of the principal of, premium (if any) and interest, if any, thereon. If at any time any payment of principal of, premium (if any) and interest on such Note is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company, the Guarantor’s obligations hereunder with respect to such payment shall be reinstated as of the date of such rescission, restoration or return as though such payment had become due but had not been made at such time.
SECTION 13.02    Subrogation.

The Guarantor shall not be subrogated to the rights of the Holder of a Note against the Company in respect of any amounts paid to such Holder pursuant to the provisions of this Guarantee unless and until the Guarantor or the Company has made due payment of the principal of, premium (if any) and interest on each and every other Outstanding Note when the same becomes due and payable, whether at Stated Maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of such Note and this Indenture.
SECTION 13.03    Execution and Delivery of Guarantee.

To evidence its Guarantee set forth in Section 13.01, the Guarantor hereby agrees this Indenture shall be executed on behalf of such Guarantor by its Chairman of the Board, its President or any Vice President, its Treasurer, any Assistant Treasurer, its Controller, any Assistant Controller, its Secretary or any Assistant Secretary.  The Guarantor hereby agrees that the Guarantee set forth in Section 13.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.  If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates a Note, the Guarantee shall be valid nevertheless.  The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor.
ARTICLE FOURTEEN

CORPORATE OBLIGATION ONLY

SECTION 13.01    Indenture and Notes Solely Corporate Obligations.

No recourse under or upon any obligation, covenant or agreement contained in this Indenture, any supplemental indenture, or in any Note, because of any indebtedness evidenced thereby, shall be had against any incorporator, or against any past, present or future shareholder, employee, officer or director, as such, of the Company or the Guarantor or of any successor corporation of the Company or the Guarantor, either directly or through the Company or the Guarantor or any successor corporation of the Company or the Guarantor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or penalty or by any legal or equitable proceeding or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, shareholders, employees, officers or directors being expressly waived and released by the acceptance of the Notes by the Holders thereof and as part of the consideration of the issuance of the Notes.
* * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.
ANIXTER INC.
     the Company
By:    /s/ Theodore A. Dosch
Name: Theodore A. Dosch
Title:    Executive Vice President-Finance
and Chief Financial Officer
ANIXTER INTERNATIONAL INC.
     the Guarantor
By:    /s/ Theodore A. Dosch
Name: Theodore A. Dosch
Title:    Executive Vice President-Finance
and Chief Financial Officer

Signature Page to Indenture

WELLS FARGO BANK, NATIONAL
     ASSOCIATION
        as Trustee
By:    /s/ Gregory S. Clarke
Name: Gregory S. Clarke
Title: Vice President

Signature Page to Indenture

Rule 144A / Regulation S Appendix

PROVISIONS RELATING TO INITIAL NOTES
AND EXCHANGE NOTES
1.    Definitions
1.1    Definitions.
For the purposes of this Appendix the following terms shall have the meanings indicated below:
“Certificated Note” means a certificated Initial Note or Exchange Note (other than a Global Note) bearing, if required, the restricted notes legend set forth in Section 2.3(e) of this Appendix.
“Distribution Compliance Period,” with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Notes.
“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depositary), or any successor Person thereto and shall initially be the Trustee.
“Purchase Agreement” means (1) with respect to the Initial Notes issued on the Issue Date, the Purchase Agreement dated October 29, 2018, among the Company, the Subsidiary Guarantors and Wells Fargo Securities, LLC, as representative of the several Initial Purchasers, and (2) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement among the Company, the Subsidiary Guarantors and the Persons purchasing such Additional Notes.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Registered Exchange Offer” means the offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.
“Rule 144A Notes” means all Notes offered and sold to persons reasonably believed to be QIBs in reliance on Rule 144A.
“Transfer Restricted Notes” means Notes that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(e) hereto.

1.2    Other Definitions.

Term	Defined in Section
“Agent Members”	2.1(b)
“Clearstream”	2.1(a)
“Euroclear”	2.1(a)
“Global Notes”	2.1(a)
“Regulation S”	2.1(a)
“Regulation S Global Note”	2.1(a)
“Rule 144A”	2.1(a)
“Rule 144A Global Note”	2.1(a)

1.3    Capitalized terms used in this Appendix, but not defined, have the meanings ascribed to such terms in the Indenture to which this Appendix is attached.
2.    The Notes.
2.1    (a)     Form and Dating. The Initial Notes shall be offered and sold by the Company pursuant to a Purchase Agreement. The Initial Notes shall be resold initially only to (i) persons reasonably believed to be QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”). Initial Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Initial Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “Rule 144A Global Note”); and Initial Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more global notes in fully registered form (collectively, the “Regulation S Global Note”), in each case without interest coupons and with the global notes legend and the restricted notes legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Notes Custodian and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. Except as set forth in the immediately succeeding paragraph, beneficial ownership interests in the Regulation S Global Note shall be held only through the Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, societe anonyme (“Clearstream”) (as indirect participants in the Depositary) and shall not be exchangeable for interests in the Rule 144A Global Note or any other Note prior to the expiration of the Distribution Compliance Period.
Prior to the expiration of the Distribution Compliance Period, beneficial interests in Regulation S Global Notes may be exchanged for interests in Rule 144A Global Notes if (1) such exchange occurs in connection with a transfer of Notes in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Regulation S Global Note first delivers to the Trustee a written certificate (in a form substantially similar to that attached hereto as Exhibit 2) to the effect that the beneficial interest in the Regulation S Global Note is being transferred (a) to a Person who the transferor reasonably believes to be a QIB that is purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (b) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.
Beneficial interests in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, subject to Applicable Procedures, only if the transferor first delivers to the Trustee a written certificate (in a form substantially similar to that attached hereto as Exhibit 2) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).

The Rule 144A Global Note and the Regulation S Global Note are collectively referred to herein as “Global Notes.” The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.
(b)    Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depositary.
The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depositary or the nominee of the Depositary and (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions or held by the Trustee as custodian for the Depositary. The Company has entered into a letter of representations with the Depositary in the form provided by the Depositary and the Trustee and each Agent are hereby authorized to act in accordance with such letter and Applicable Procedures.
Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Note, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depositary as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.
(c)    Certificated Notes. Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Certificated Notes.
2.2    Authentication. The Trustee shall upon receipt of an Company Order specified in Section 3.03 of the Indenture authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of $250,000,000 6.00% Senior Notes Due 2025, (2) any Additional Notes for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to Section 3.03 of the Indenture and (3) Exchange Notes for issue only in a Registered Exchange Offer pursuant to a Registration Rights Agreement, for a like principal amount of Initial Notes and Additional Notes, in each case upon an Company Order signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such Company Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.
2.3    Transfer and Exchange.
(a)    Transfer and Exchange of Certificated Notes. When Certificated Notes are presented to the Note Registrar with a request:
(x)     to register the transfer of such Certificated Notes; or
(y)     to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations, the Note Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Notes surrendered for transfer or exchange:
(i)    shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Note Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and
(ii)    if such Certificated Notes are required to bear a restricted notes legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to

Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:
(A)    if such Certificated Notes are being delivered to the Note Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or
(B)    if such Certificated Notes are being transferred to the Company, a certification to that effect; or
(C)     if such Certificated Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Note) and (ii) if the Company so requests, an Opinion of Counsel or other evidence reasonably satisfactory to the Company as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).
(b)    Restrictions on Transfer of a Certificated Note for a Beneficial Interest in a Global Note. A Certificated Note may not be exchanged for a beneficial interest in a Rule 144A Global Note or a Regulation S Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Certificated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:
(i)    certification, in a form substantially similar to that attached hereto as Exhibit 2, that such Certificated Note is either (A) being transferred to a QIB in accordance with Rule 144A or (B) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Note in reliance on Regulation S to a buyer who elects to hold its interest in such Note in the form of a beneficial interest in the Regulation S Global Note; and
(ii)    written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Note (in the case of a transfer pursuant to clause (b)(i)(A)) or Regulation S Global Note (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note or Regulation S Global Note, as applicable, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Notes Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note or Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Certificated Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note or Regulation S Global Note, as applicable, equal to the principal amount of the Certificated Note so canceled. If no Rule 144A Global Notes or Regulation S Global Notes, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon receipt of a Company Order, a new Rule 144A Global Note or Regulation S Global Note, as applicable, in the appropriate principal amount.
(c)    Transfer and Exchange of Global Notes.
(i)    The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Note Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Note. The Note Registrar shall, in accordance with such instructions instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.
(ii)    If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Note Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.
(iii)    Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
(iv)    In the event that a Global Note is exchanged for Certificated Notes pursuant to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes (as set forth in Exhibit 2, hereto) intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.
(d)    Restrictions on Transfer of Regulation S Global Notes. Subject to Section 2.1(a), during the Distribution Compliance Period, beneficial ownership interests in Regulation S Global Notes may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (i) to the Company, (ii) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for an interest in another Regulation S Global Note), (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.
(e)    Legend.
(i)    Except as permitted by the following paragraphs (ii), (iii) and (iv), each Note certificate evidencing the Global Notes (and all Notes issued in exchange therefor or in substitution thereof), in the case of Notes offered otherwise than in reliance on Regulation S shall bear a legend in substantially the following form:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903

OR RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.
Each certificate evidencing a Note offered in reliance on Regulation S shall, in addition to the foregoing, bear a legend in substantially the following form:
BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.
Each Certificated Note shall also bear the following additional legend:
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE COMPANY AND THE NOTE REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.
(ii)    Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act, the Note Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a Certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Note Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).
(iii)    After a transfer of any Initial Notes pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes, all requirements pertaining to legends on such Initial Note shall cease to apply, the requirements requiring any such Initial Note issued to certain Holders be issued in global form shall cease to apply, and a certificated Initial Note or an Initial Note in global form, in each case without restrictive transfer legends, shall be available to the transferee of the Holder of such Initial Notes upon exchange of such transferring Holder’s certificated Initial Note or directions to transfer such Holder’s interest in the Global Note, as applicable.
(iv)    Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form shall still apply with respect to Holders of such Initial Notes that do not exchange their Initial Notes, and Exchange Notes in certificated or global form, in each case without the restricted notes legend set forth in Exhibit 1 hereto shall be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.
(f)    Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have been exchanged for Certificated Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Depositary for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.
(g)    No Obligation of the Trustee.
(i)    The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. Neither the Trustee nor any Agent shall have responsibility for any actions taken or not taken by the Depositary.
(ii)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
2.4    Certificated Notes.
(a)    A Global Note deposited with the Depositary or with the Trustee as Notes Custodian for the Depositary pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Certificated Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 hereof and (i) the Depositary notifies the Company that it is unwilling or unable to continue as depository for such Global Note and the Depositary fails to appoint a successor depository or if at any time such depository ceases to be a “clearing agency” registered under the Exchange Act, in either case, and a successor depository is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes under this Indenture (although Regulation S Global Notes at the Company’s election pursuant to this clause may not be exchanged for Certificated Notes prior to (a) the expiration of the Distribution Compliance Period and (b) the receipt of any certificates required under the provisions of Regulation S). In connection with any proposed transfer of Certificated Notes in exchange for Global Notes, the Company or DTC shall be required to provide or cause to be provided to the Trustee all information reasonably requested by the Trustee to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.
(b)    Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee located at its principal corporate trust office to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $2,000 principal amount and any integral multiple of $1,000 in excess thereof and registered in such names as the Depositary shall direct. Any Certificated Note delivered in exchange for an interest in the Transfer Restricted Note shall, except as otherwise provided by Section 2.3(e) hereof, bear the restricted notes legend and certificated notes legend set forth in Exhibit 1 hereto.

(c)    Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.
(d)    In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Certificated Notes in definitive, fully registered form without interest coupons. In the event that such Certificated Notes are not issued, the Company expressly acknowledge, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, including pursuant to Section 5.07, the right of any beneficial owner of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial owner’s Notes as if such Certificated Notes had been issued.

EXHIBIT 1
to Rule 144A / Regulation S Appendix

[FORM OF FACE OF INITIAL NOTE]
[Global Notes Legend]
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
[[FOR REGULATION S GLOBAL NOTE ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]
[Restricted Notes Legend]
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS

LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.
[[FOR REGULATION S GLOBAL NOTE ONLY] BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]
[Certificated Notes Legend]
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE NOTE REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH NOTE REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

No. _________                                             $__________

CUSIP:
6.00% Senior Notes Due 2025
Anixter Inc., a Delaware corporation, promises to pay to ________, or its registered assigns, the principal sum of _______________________ Dollars (or such greater or lesser amount as may be indicated on Schedule A hereto) on December 1, 2025.
Interest Payment Dates: June 1 and December 1.
Record Dates: May 15 and November 15.
Additional provisions of this Note are set forth on the other side of this Note.

Dated: [__________ ___], 2018

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
Dated: [__________ ___], 202[___]

ANIXTER INC.
By:    ______________________________
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WELLS FARGO BANK, NATIONAL ASSOCIATION,
     as Trustee
certifies that this is one of the Notes referred to in the Indenture.

By:	________________________________________
Authorized Signatory

Dated: ____________________

[FORM OF REVERSE SIDE OF INITIAL NOTE]
6.00% Senior Notes Due 2025
Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Indenture.
1.    Principal and Interest.
Anixter Inc. (the “Company”) shall pay the principal of this Note on December 1, 2025.
The Company promises to pay interest and Additional Interest, if any, on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate of 6.00% per annum (subject to adjustment as provided below).
Interest, and Additional Interest, if any, shall be payable semi-annually (to the Holders of the Notes at the close of business on May 15 or November 15 immediately preceding the Interest Payment Date) in arrears on each Interest Payment Date, commencing ---June 1, 2019.
The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated November 13, 2018, among the Company, the Guarantor and Wells Fargo Securities, LLC, as representative of the several Initial Purchasers (the “Registration Rights Agreement”), including with respect to Additional Interest.
Interest, including Additional Interest, if any, on this Note shall accrue from the most recent date to which interest has been paid on this Note or the Note surrendered in exchange herefor or, if no interest has been paid, from November 13, 2018; provided that, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.
The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest and Additional Interest, if any, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Notes.
2.    Method of Payment.
The Company shall pay interest (except defaulted interest) on the principal amount of the Notes on each June 1 and December 1 to the Persons who are Holders (as reflected in the Note Register at the close of business on May 15 and November 15 immediately preceding the Interest Payment Date), in each case, even if the Note is transferred or exchanged after such Regular Record Date, except as provided in Section 3.07 of the Indenture with respect to Defaulted Interest; provided that, with respect to the payment of principal, the Company shall make payment to the Holder that surrenders this Note to any Paying Agent on or after December 1, 2025.
The Company shall pay principal (premium, if any) and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal (premium, if any) and interest by their check payable in such money. The Company may pay interest on the Notes by mailing a check for such interest to a Holder’s registered address (as reflected in the Note Register); provided that all payments of principal, premium, if any, and interest and Additional Interest, if any, with respect to Notes represented by one or more permanent global Notes registered in the name of or held by the Depositary or its nominee shall be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.    Paying Agent and Note Registrar.
Initially, Wells Fargo Bank, National Association (the “Trustee”), shall act as Paying Agent and Note Registrar. The Company may change any Paying Agent or Note Registrar upon written notice thereto and without notice to the Holders. The Company, any Subsidiary of the Company or any Affiliate of any of them may act as Paying Agent, Note Registrar or co-registrar.
4.    Indenture.
The Company issued the Notes under an Indenture dated as of November 13, 2018 (the “Indenture”), among the Company, the Guarantor and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.
The Notes are unsecured senior obligations of the Company. The Indenture does not limit the aggregate principal amount of the Notes. Subject to the conditions set forth in the Indenture, the Company may issue Additional Notes.
5.    Redemption.
At any time prior to September 1, 2025, the Company may from time to time redeem all or part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed, plus the Applicable Premium plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date). At any time on or after September 1, 2025, the Company may from time to time redeem all or part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).
6.    Repurchase upon a Change of Control.
Subject to certain exceptions contained in the Indenture, the Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes, at a purchase price equal to 101% of their principal amount, plus accrued interest, if any, to the Payment Date pursuant to and in accordance with the terms of the Indenture.
7.    Denominations; Transfer; Exchange.
The Notes are in registered form without coupons in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Note Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Note Registrar need not register the transfer or exchange of a Note or portion of a Note selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Note or portion of a Note for a period of 15 days before a selection of Notes to be redeemed or 15 days before an Interest Payment Date.
8.    Persons Deemed Owners.
A registered Holder may be treated as the owner of a Note for all purposes.

9.    Unclaimed Money.
Subject to any laws relating to abandoned property, if money for the payment of principal (premium, if any) or interest remains unclaimed for one year, the Trustee and the Paying Agent shall pay the money back to the Company on an Company Request or (if then held by the Company) shall be discharged from such trust. After that, Holders entitled to the money must look to the Company for payment and all liability of the Trustee and such Paying Agent with respect to such money, and all liability of the Company as trustee thereof, shall cease.
10.    Discharge and Defeasance Prior to Redemption or Maturity.
Subject to satisfaction of conditions set forth in the Indenture, the Company at any time may terminate some or all of their obligations under the Notes and the Indenture if the Company irrevocably deposit with the Trustee cash or U.S. Government Obligations or a combination thereof sufficient for the payment of the then outstanding principal of and interest on the Notes to redemption or Stated Maturity, as the case may be.
11.    Amendment; Supplement; Waiver.
Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not adversely affect the rights of any Holder in any material respect.
12.    Covenants.
The Indenture contains certain covenants, including covenants with respect to the following matters: (i) reports by the Company and the Guarantor; (ii) consolidations, mergers and sales; (iii) restrictions on creation of secured debt; (iv) restriction of sale and leaseback transaction; and (v) purchase of Notes upon a Change of Control.
13.    Successor Persons.
When a successor Person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor Person shall be released from those obligations, subject to certain exceptions.
14.    Remedies for Events of Default.
If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes may declare all Outstanding Notes to be immediately due and payable. If an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or the Guarantor occurs and is continuing, the Notes automatically become immediately due and payable. Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense. Subject to certain restrictions, the Holders of a majority in principal amount of the Outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.

15.    Guarantee.
The Company’s obligations under the Notes are unconditionally guaranteed on an unsecured senior basis, to the extent set forth in the Indenture, by the Guarantor.
16.    Trustee Dealings with Company.
The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Company and any of their Affiliates as if it were not the Trustee.
17.    Authentication.
This Note shall not be valid until the Trustee manually signs the certificate of authentication on the other side of this Note.
18.    Abbreviations.
Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).
19.    CUSIP Numbers.
Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the serial or other identification numbers placed thereon.
20.    Holders’ Compliance with the Registration Rights Agreement.
Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.
21.    Governing Law.
THIS SECURITY AND THE INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
22.    Copies of Documents. The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and the Registration Rights Agreement. Requests may be made to:
Anixter International Inc.
2301 Patriot Blvd.
Glenview, Illinois 60026
Facsimile: (224) 521-8990

with a copy to:

Schiff Hardin LLP
233 South Wacker Drive
Suite 7100
Chicago, Illinois 60606

EXHIBIT 2
to Rule 144A / Regulation S Appendix

ASSIGNMENT/TRANSFER FORM
To assign and transfer this Note, fill in the form below:
I or we assign and transfer this Note to
(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint ___________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears
on the other side of this Note.)

In connection with any transfer of this Note occurring prior to the date which is the date following the expiration of the applicable holding period set forth in Rule 144(d) of the Securities Act of 1933, as amended (the “Securities Act”), of this Note, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with such transfer, is making such transfer in accordance with the applicable securities laws of the States of the United States and other jurisdictions and is making such transfer pursuant to one of the following:

CHECK ONE BOX BELOW

☐    (1)    to the Company or any Subsidiary of the Company; or

☐    (2)    pursuant to an effective registration statement under the Securities Act; or

☐
(3)    inside the United States to a person reasonably believed to be a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

☐	(4) outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 903 or Rule 904 under the Securities Act; or

☐	(5) pursuant to the exemption from registration provided by Rule 144 under the Securities Act.

Unless one of the boxes is checked, the Trustee shall refuse to register the Note evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of this Note, such legal opinions, certifications and other information as the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

Signature must be guaranteed        Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.
Date:
Notice: To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL NOTES]
SCHEDULE A - INCREASES OR DECREASES IN GLOBAL NOTE
The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Note	Amount of increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Company pursuant to Section 11.09 of the Indenture, check the box below:
[   ] Section 11.09
If you want to elect to have only part of this Note purchased by the Company pursuant to Section 11.09 of the Indenture, state the amount in principal amount: $

Date:	Your Signature:
(Sign exactly as your name appears
on the other side of this Note.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT A
[FORM OF FACE OF EXCHANGE NOTE]1

[1]
[If the Note is to be issued in global form add the Global Notes Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned “[TO BE ATTACHED TO GLOBAL NOTES] SCHEDULE A - INCREASES OR DECREASES IN GLOBAL NOTE.”]

No. ________                                             $_________
CUSIP:
6.00% Senior Notes Due 2025

Anixter Inc., a Delaware corporation, jointly and severally promise to pay to ________, or its registered assigns, the principal sum of _________________ Dollars (or such greater or lesser amount as may be indicated on Schedule A hereto) on December 1, 2025.
Interest Payment Dates: June 1 and December 1.
Record Dates: May 15 and November 15.
Additional provisions of this Note are set forth on the other side of this Note.
Dated: [__________ ___], 202[___]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
Dated: [__________ ___], 202[___]
ANIXTER INC.
By:    _______________________________
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WELLS FARGO BANK, NATIONAL ASSOCIATION,
    as Trustee
certifies that this is one of the Notes referred to in the Indenture.

By:	__________________________________
Authorized Signatory

Dated: ____________________

[FORM OF REVERSE SIDE OF EXCHANGE NOTE]

6.00% Senior Notes Due 2025
Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Indenture.
1.    Principal and Interest.
Anixter Inc. (the “Company”) shall pay the principal of this Note on December 1, 2025.
The Company promises to pay interest and Additional Interest, if any, on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate of 6.00% per annum (subject to adjustment as provided below).
Interest, and Additional Interest, if any, shall be payable semi-annually (to the Holders of the Notes at the close of business on May 15 or November 15 immediately preceding the Interest Payment Date) in arrears on each Interest Payment Date, commencing June 1, 2019.
The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated November 13, 2018, among the Company, the Guarantor and Wells Fargo Securities, LLC, as representative of the several Initial Purchasers (the “Registration Rights Agreement”), including with respect to Additional Interest.    Insert if at the date of issuance of the Exchange Note any Registration Default has occurred with respect to the related Initial Notes during the interest period in which such date of issuance occurs.
Interest, including Additional Interest, if any, on this Note shall accrue from the most recent date to which interest has been paid on this Note or the Note surrendered in exchange herefor or, if no interest has been paid, from November 13, 2018; provided that, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.
The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest and Additional Interest, if any, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Notes.
2.    Method of Payment.
The Company shall pay interest (except defaulted interest) on the principal amount of the Notes on each June 1 and December 1 to the Persons who are Holders (as reflected in the Note Register at the close of business on May 15 and November 15 immediately preceding the Interest Payment Date), in each case, even if the Note is transferred or exchanged after such Regular Record Date, except as provided in Section 3.07 of the Indenture with respect to Defaulted Interest; provided that, with respect to the payment of principal, the Company shall make payment to the Holder that surrenders this Note to any Paying Agent on or after December 1, 2025.
The Company shall pay principal (premium, if any) and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal (premium, if any) and interest by their check payable in such money. The Company may pay interest on the Notes by mailing a check for such interest to a Holder’s registered address (as reflected in the Note Register); provided that all payments of principal, premium, if any, and interest and Additional Interest, if any, with respect to Notes represented by one or more permanent global Notes registered in the name of or held by the Depositary or its nominee shall be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.
3.    Paying Agent and Note Registrar.
Initially, Wells Fargo Bank, National Association (the “Trustee”), shall act as Paying Agent and Note Registrar. The Company may change any Paying Agent or Note Registrar upon written notice thereto and without notice to the Holders. The Company, any Subsidiary of the Company or any Affiliate of any of them may act as Paying Agent, Note Registrar or co-registrar.
4.    Indenture.
The Company issued the Notes under an Indenture dated as of November 13, 2018 (the “Indenture”), among the Company, the Guarantor and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.
The Notes are unsecured senior obligations of the Company. The Indenture does not limit the aggregate principal amount of the Notes. Subject to the conditions set forth in the Indenture, the Company may issue Additional Notes.
5.    Redemption.
At any time prior to September 1, 2025, the Company may from time to time redeem all or part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed, plus the Applicable Premium plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date). At any time on or after September 1, 2025, the Company may from time to time redeem all or part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).
6.    Repurchase upon a Change of Control.
Subject to certain exceptions contained in the Indenture, the Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes, at a purchase price equal to 101% of their principal amount, plus accrued interest, if any, to the Payment Date pursuant to and in accordance with the terms of the Indenture.
7.    Denominations; Transfer; Exchange.
The Notes are in registered form without coupons in denominations of $2,000 principal amount and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Note Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Note Registrar need not register the transfer or exchange of a Note or portion of a Note selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Note or portion of a Note for a period of 15 days before a selection of Notes to be redeemed or 15 days before an Interest Payment Date.

8.    Persons Deemed Owners.
A registered Holder may be treated as the owner of a Note for all purposes.
9.    Unclaimed Money.
Subject to any laws relating to abandoned property, if money for the payment of principal (premium, if any) or interest remains unclaimed for one year, the Trustee and the Paying Agent shall pay the money back to the Company on an Company Request (if then held by the Company) shall be discharged from such trust. After that, Holders entitled to the money must look to the Company for payment and all liability of the Trustee and such Paying Agent with respect to such money, and all liability of the Company as trustee thereof, shall cease.
10.    Discharge and Defeasance Prior to Redemption or Maturity.
Subject to satisfaction of conditions set forth in the Indenture, the Company at any time may terminate some or all of their obligations under the Notes and the Indenture if the Company irrevocably deposit with the Trustee cash or U.S. Government Obligations or a combination thereof sufficient for the payment of the then outstanding principal of and interest on the Notes to redemption or Stated Maturity, as the case may be.
11.    Amendment; Supplement; Waiver.
Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not adversely affect the rights of any Holder in any material respect.
12.    Covenants.
The Indenture contains certain covenants, including covenants with respect to the following matters: (i) reports by the Company and the Guarantor; (ii) consolidations, mergers and sales; (iii) restrictions on creation of secured debt; (iv) restriction of sale and leaseback transaction; and (v) purchase of Notes upon a Change of Control.
13.    Successor Persons.
When a successor Person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor Person shall be released from those obligations, subject to certain exceptions.
14.    Remedies for Events of Default.
If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes may declare all Outstanding Notes to be immediately due and payable. If an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or the Guarantor occurs and is continuing, the Notes automatically become immediately due and payable. Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense. Subject to certain restrictions, the Holders of a majority in principal amount of the Outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.

15.    Subsidiary Guarantees.
The Company’s obligations under the Notes are unconditionally guaranteed on an unsecured senior basis, to the extent set forth in the Indenture, by the Guarantor.
16.     Trustee Dealings with Company.
The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Company and any of their Affiliates as if it were not the Trustee.
17.    Authentication.
This Note shall not be valid until the Trustee manually signs the certificate of authentication on the other side of this Note.
18.    Abbreviations.
Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).
19.    CUSIP Numbers.
Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
20.    Holders’ Compliance with the Registration Rights Agreement.
Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.
21.    Governing Law.
THIS SECURITY AND THE INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

ASSIGNMENT/TRANSFER FORM
To assign and transfer this Note, fill in the form below:

I or we assign and transfer this Note to
(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint ______________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears
on the other side of this Note.)

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Company pursuant to Section 11.09 of the Indenture, check the appropriate box below:
[   ] Section 11.09

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 11.09 of the Indenture, state the amount in principal amount: $

Date:	Your Signature:
(Sign exactly as your name appears
on the other side of this Note.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.